UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Cars.com Inc.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2026 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Cars.com Inc. 300 S. Riverside Plaza, Suite 1100 Chicago, Illinois 60606

Letter from our Chairman
Dear Fellow Stockholders:
On behalf of the Board of Directors and the senior management team, we are pleased to invite you to join the 2026 Annual Meeting of Stockholders of Cars.com Inc. (“Cars.com”, “we,” “us”), which we will host as a virtual meeting on Wednesday, June 3, 2026, beginning at 9:30 a.m. Central Time. You may join at www.virtualshareholdermeeting.com/CARS2026.
This year marks an important leadership transition for Cars.com. As announced in December 2025, following a comprehensive succession planning process, the Board of Directors appointed Tobias Hartmann as our new Chief Executive Officer and Director, effective January 15, 2026. We are confident that Tobi’s leadership strengths and experience are appropriate to position and guide Cars.com for future success.
Prior to January 15, 2026, Alex Vetter served as Chief Executive Officer since 2017. On behalf of the Board, I extend our appreciation to Alex for his leadership and contributions to Cars.com and wish him continued success in his next chapter.
At the Annual Meeting, you will have the opportunity to vote on matters set forth in the accompanying Proxy Statement, as well as the opportunity to ask questions. However, because your vote is important and we want to ensure that we record it promptly, we are requesting that you vote as soon as possible regardless of whether you plan to attend the Annual Meeting. For your convenience, you may cast your vote for the Annual Meeting online, by telephone or by mail. On the Board of Directors’ behalf, I thank you for your investment and confidence in Cars.com.
Sincerely,

Scott E. Forbes
Chairman of the Board of Directors

Cars.com Inc.	2026 Proxy Statement	3

Date and Time
Wednesday, June 3, 2026
9:30 a.m. Central Time

Place
Online at
http://www.virtual
shareholdermeeting.
com/CARS2026

Record Date
April 6, 2026
Notice of 2026 Annual
Meeting of Stockholders
To our stockholders, you are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Cars.com.
At the Annual Meeting, we will ask you to consider the following proposals as more fully explained in the accompanying Proxy Statement:

Items of Business	Board Recommendation
Election of Directors (Page 19)	“FOR”
Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year 2026 (Page 64)	“FOR”
Advisory Approval of Executive Officer Compensation (Say on Pay) (Page 68)	“FOR”

We will also conduct other business that properly comes before the Annual Meeting. We will send notice of the Annual Meeting, postponement or adjournment to stockholders of record as of the close of business on April 6, 2026, who may attend and vote at the Annual Meeting.
WE ENCOURAGE YOU TO READ THE 2026 PROXY STATEMENT CAREFULLY AND TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
We will first begin mailing to our stockholders of record as of April 6, 2026, who have not previously requested electronic delivery or a full set of printed proxy materials, a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement on April 17, 2026. We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials via the Internet to reduce our cost and environmental impact where possible. The Proxy Statement, the proxy or voting instruction card, and our 2025 Annual Report are available at www.proxyvote.com. As more fully described in the Notice, all stockholders can access these materials electronically or request printed or emailed copies.

4	Cars.com Inc.	2026 Proxy Statement

Notice of 2026 Annual Meeting of Stockholders
Whether or not you plan to attend the Annual Meeting, it is important that we have your vote for the Annual Meeting. Please vote as soon as possible using one of the methods described below. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you hold your shares in the name of a broker, bank or other holder of record, please follow the voting instructions you received from the holder of record in order to vote your shares.
YOUR VOTE IS IMPORTANT!
Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. It is extremely important that your shares have voting representation at the Annual Meeting
If voting in advance of the Annual Meeting, you may do so as follows

Vote by Internet	Go to www.proxyvote.com Follow instructions on the website. Vote by 11:59 p.m. Eastern Time on June 2, 2026
Vote by Telephone	Call 1-800-690-6903 Follow the recorded instructions. Vote by 11:59 p.m. Eastern Time on June 2, 2026
Vote by Mail	If you received a proxy card by mail, mark, sign, date and return the proxy card in the enclosed, postage-paid envelope.

If you do not vote in advance and instead plan to vote during the Annual Meeting, you may do so by entering the 16-digit control number found on your proxy card, Voting Instruction Form, or Notice, as applicable, at the time you log into the Annual Meeting at www.virtualshareholdermeeting.com/CARS2026.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2026.
Our Proxy Statement and 2025 Annual Report are available on our Investor Relations website at https://investor.cars.com and at www.proxyvote.com. You may also request paper copies of these proxy materials free of charge by following the instructions for requesting such materials contained in the Notice.
Questions and Answers about the Annual Meeting
We encourage you to review the Questions and Answers about the Annual Meeting section for answers to common questions about the Annual Meeting, proxy materials, voting, and other related topics.
By Order of the Board of Directors,

Angelique Strong Marks
Chief Legal Officer and Corporate Secretary

April 17, 2026
Chicago, Illinois

Cars.com Inc.	2026 Proxy Statement	5

6	Cars.com Inc.	2026 Proxy Statement

Forward Looking Statements
This Notice of Annual Meeting and Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts are forward-looking statements. These statements often use words such as “believe,” “expect,” “project,” “anticipate,” “outlook,” “intend,” “strategy,” “plan,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” “mission,” “strive,” “more,” “goal” or similar expressions. Forward-looking statements are based on our current expectations, beliefs, strategies, estimates, projections and assumptions, experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments, and other factors we think are appropriate. Such forward-looking statements are based on estimates and assumptions that, while considered reasonable by Cars.com and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. While Cars.com and its management make such statements in good faith and believe such judgments are reasonable, you should understand that these statements are not guarantees of future strategic action, performance or results. Our actual results, performance, achievements, strategic actions or prospects could differ materially from those expressed or implied by these forward-looking statements. Given these uncertainties, you should not rely on forward-looking statements in making investment decisions.
To understand the most important factors that could cause our actual results to differ from our forward-looking statements, it is important to review our description of risk factors included in Part I, Item 1A, Risk Factors of our 2025 Annual Report on Form 10-K, in conjunction with the forward-looking statements in this Proxy Statement. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statement. The forward-looking statements in the Notice of Annual Meeting and Proxy Statement are intended to be subject to the safe harbor protection provided by the federal securities laws.
Website References
Website references throughout this document are provided for convenience only. The content on the referenced websites is not incorporated into this document.

Cars.com Inc.	2026 Proxy Statement	7

Corporate Governance
Cars.com designed its corporate governance to promote our stockholders’ long-term interests, strengthen our Board of Directors (the “Board”) and management accountability, ensure corporate strategic oversight and risk assessment, and engender public trust.
Key Governance Practices

Annual election for all directors; majority voting in uncontested director elections	An executive session for independent directors is included on the agenda of every regular Board meeting and regular committee meeting
Directors who do not receive the majority support based on the Majority Voting Standard must tender their resignation for consideration by the Board	One class of common stock, with each share carrying equal voting rights (a “one-share, one-vote” standard)
10 of 11 of our directors are independent (91%)	Annual “Say-on-Pay” Advisory Vote
All Board committees are comprised of independent directors and are chaired by independent directors	No Poison Pill
Independent Chairperson of the Board	Stock Ownership and Retention Policy for directors and executive officers
Separate Chairperson of the Board and Chief Executive Officer	Executive Compensation Clawback Policy
Annual Board and committee evaluations	Prohibition on hedging and restrictions on pledging Cars.com common stock

Board Leadership Structure
Cars.com has an independent Board Chairperson who leads our Board and provides management with guidance and oversight. This allows our Chief Executive Officer (“CEO”) to focus on our strategy implementation and day-to-day business operations. The Board retains discretion to determine the appropriate leadership structure as and when appropriate, which it believes is in the best interest of Cars.com and our stockholders.
The Chairperson’s responsibilities include:
•	leading CEO succession planning and transition;
•	facilitating the Board’s oversight of, and strategic guidance to, management in the development and execution of the Company’s strategic plan;
•	presiding over Board meetings and executive sessions;
•
serving as the liaison between Cars.com’s CEO, the executive team, and the Board with the caveat that all directors also have direct access to the CEO and the executive team, and vice versa, as they deem necessary or appropriate;

8	Cars.com Inc.	2026 Proxy Statement

Corporate Governance
•	approving the scheduling of Board meetings, the agenda and materials for each Board meeting and executive session;
•	calling meetings of the non-executive directors, if desired;
•
facilitating the Board’s review of the annual self-evaluation results at the request of the Environmental, Social and Governance Committee (“ESG Committee”), including acting on director feedback as needed; and

•	communicating with stockholders when appropriate.
Board Composition
We routinely review Board composition to ensure that the Board collectively maintains the appropriate experience, skills and qualifications to support Cars.com’s immediate and long-term strategic business objectives. As part of this ongoing process, the Board does not impose specific term limits or a mandatory retirement age for directors and conducts annual Board and committee evaluations. In the first quarter of 2026, three directors notified the Board of their intention not to stand for reelection at the Annual Meeting. Upon the recommendation of the ESG Committee, the Board approved a reduction in the size of the Board from eleven to eight directors, effective as of the Annual Meeting, and has nominated eight director-nominees for election at the Annual Meeting. The Board believes the director-nominees collectively have the relevant experience, capabilities and qualifications necessary to support Cars.com's strategy and deliver stockholder value. Following the Annual Meeting, four of our directors will have served since 2017, two since 2018, one since 2021, and our most recent member joined in 2026. As of the date of the Annual Meeting, the average tenure of our directors will be approximately 7.1 years.
Board Size
Pursuant to our Bylaws, the Board has the authority to determine the size of the Board based on the recommendation of the ESG Committee. The ESG Committee reviews the appropriate size of the Board at least annually, considering factors such as Cars.com’s strategy, the Board’s oversight responsibilities, committee composition, and directors' skills and experience. The Board has determined to reduce its size from eleven directors to eight directors, effective as of the Annual Meeting. At the Annual Meeting, stockholders will elect eight directors-nominees to serve until the 2027 Annual Meeting of Stockholders.
Director Independence
We require our Board Members to complete Director and Officer Questionnaires (“Questionnaires”) each year that provide us with important personal, financial and other information in order to assist the Board in determining whether a director is independent as defined by the New York Stock Exchange (“NYSE”) Listing Standards. The ESG Committee reviews the Questionnaires and evaluates whether each Director is independent. The ESG Committee then provides its evaluation and recommendation to the Board, which then makes a determination with respect to the independence of each director. The Board has affirmatively determined that all directors, including each of the director nominees and those directors not standing for reelection at the Annual Meeting, other than Tobias Hartmann, our CEO, are independent in accordance with the NYSE Listing Standards.

Cars.com Inc.	2026 Proxy Statement	9

Corporate Governance
Meeting Attendance
During 2025, our Board held eleven meetings, the Audit Committee held eight meetings, the Compensation Committee held five meetings and the ESG Committee held three meetings. While we do not have a formal attendance policy, our expectation is that our directors make every effort to attend every Board meeting, their respective Committee meetings and the Annual Meeting of Stockholders. During 2025, each director attended more than 75% of the Board Meetings and their required Committee meetings. In 2025, all the serving directors attended the 2025 Annual Meeting of Stockholders.
Executive Sessions
The Board and Committees conduct executive sessions, without management, in connection with regularly scheduled Board and Committee meetings and as necessary. The Board and Committee Chairs lead the executive sessions of independent committee members.
Director Service on Outside Boards and Other Commitments
While our directors provide us with a wealth of business and strategic experience, each director must ensure that their other commitments, including employment responsibilities and service on other public company boards, do not materially interfere or conflict with their ability to effectively serve on our Board. The ESG Committee regularly reviews directors’ outside commitments and service on other public company boards to determine whether a director’s outside obligations may impair the director’s ability to effectively serve on our Board. Additionally, none of our directors either serve as a public company executive officer while serving on more than two external public company boards or serve on more than four public company boards. We believe that our directors have the necessary time to fulfill their duties to our stockholders.
Board Oversight Roles
Strategic Oversight
The Board is responsible for our strategic direction and directing management’s implementation and execution of the strategy. While the Board oversees our strategic planning process, management is responsible for day-to-day operations and executing our strategy. During Board meetings and as circumstances require, the Board reviews and provides strategic feedback to the executive team’s detailed business and strategy updates. The Board engages with our executive officers regarding various strategic topics, including business operating strategy and initiatives, capital allocation, the competitive landscape, compliance and policies, industry and economic trends, regulatory developments, risk, and talent and culture. Additionally, on an annual basis, the Board reviews and approves Cars.com’s annual financial plan and budget.
Risk Oversight
Our business faces various risks, including strategic, financial, legal, cybersecurity and information security, operational, and accounting risks. Identifying, managing and mitigating our exposure to these risks and effectively overseeing the risk management process is critical to our operational decision-making and annual planning processes. While management is responsible for the day-to-day management and mitigation of risk, our Board, acting directly and through its committees, is responsible for risk management oversight. As part of our overall risk oversight framework, our committees also oversee certain categories of risk associated with their respective areas of responsibility. Each committee regularly reports to the Board on its risk oversight activities and invites all members of the Board to committee meetings to discuss risks that the chair of that committee believes will benefit non-committee member directors.

10	Cars.com Inc.	2026 Proxy Statement

Corporate Governance
Our committees are charged with specific areas of risk oversight, summarized below.

Board of Directors
Overall identification, management and mitigation of risk, with a focus on strategic risks

Audit Committee	Compensation Committee	Environmental, Social, and Governance Committee

Oversees Cars.com’s financial statements, compliance with legal and regulatory requirements and corporate policies and controls, including controls over financial reporting, risk assessment and management, cybersecurity and information security, and the independent auditor and internal audit function
Oversees Cars.com’s compensation plans, including employee and director equity grants as well as senior management organization and succession planning
Oversees key non-financial regulatory risks; management policies and programs relating to environmental, social, and governance matters, Board effectiveness and independence, adherence to our corporate governance guidelines;
and other corporate governance matters

Management

•
Responsible for the day-to-day management and mitigation of risk
•
Provides reports to the Board, the Audit Committee, and any other appropriate committee regarding key risks and the actions management has taken to monitor, control, and mitigate risks
•
Discusses and provides updates on business performance and progress on strategic plan

Cars.com Inc.	2026 Proxy Statement	11

Corporate Governance
To learn more about risks facing Cars.com, you can review the risks described in Item 1A. Risk Factors in the 2025 Annual Report on Form 10-K. Additional risks and uncertainties also may materially adversely affect our business, financial condition or results of operations in future periods.
Cybersecurity and Information Security Risk Oversight
Cars.com is acutely aware of the importance of cybersecurity and information security risk management. The Audit Committee, in collaboration with the Board, provides strategic oversight for cybersecurity and information security risks, management and mitigation. The Information Security Team, which reports to the Technology Team, provides the Audit Committee with regular updates at least quarterly regarding the effectiveness of Cars.com’s overall cybersecurity program and other cybersecurity related matters, which may include Cars.com’s inherent cybersecurity risks, updates on recent cybersecurity threats and incidents, policies and practices, industry trends, regulatory developments, threat environment and vulnerability assessments, and specific and ongoing efforts to prevent, detect, and respond to internal and external cybersecurity threats. The Audit Committee Chair informs the Board of the outcome of these meetings through updates presented to the Board at regularly scheduled Board meetings and may on occasion invite members of the full Board for a comprehensive overview.
Our Chief Technology Officer and Senior Vice President of Information Security are responsible for managing Cars.com’s Information Security function. Our Information Security Team consists of highly skilled professionals with relevant information and cybersecurity education, certifications, and experience. The Information Security Team coordinates with the Cars.com Information Security Governance Committee, which includes senior business leaders who support Cars.com’s Information Security Management System based on their area of expertise. Cars.com’s Information Security Team, with the support of the Information Security Governance Committee, is responsible for assessing and managing material risks from cybersecurity threats and providing management direction and support for information security. Working together the teams initiate and control the implementation and operation of information security within Cars.com. We require our employees to understand and adhere to our information security governance policies.
For additional information relating to our Cybersecurity Risk Oversight, please see Item 1.C. Cybersecurity in our Annual Report on Form 10-K for the year ended December 31, 2025.

12	Cars.com Inc.	2026 Proxy Statement

Corporate Governance
Board Committees
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the ESG Committee. Each Committee Chair meets regularly with management during the year to discuss committee business, develop agendas, and facilitate efficient meetings. Each Committee operates under a written charter, a current copy of which is available on our Investor Relations website at https://investor.cars.com.
Committee Membership

Name	Audit Committee	Compensation Committee	ESG Committee
Scott Forbes		Chair
Jerri DeVard
Jill Greenthal			Chair
Thomas Hale
Michael Kelly
Donald A. McGovern Jr.	Chair
Greg Revelle
Jenell Ross
Bala Subramanian
Bryan Wiener

Cars.com Inc.	2026 Proxy Statement	13

Corporate Governance
Information about our Committees

Audit Committee Committee Members Donald A. McGovern Jr. (Chair) Jill Greenthal Thomas Hale Michael Kelly Jenell Ross Bala Subramanian Bryan Wiener Number of meetings during 2025 8
The Audit Committee assists our Board in its oversight of Cars.com’s financial statements, compliance with legal and regulatory requirements and corporate policies and controls, including controls over financial reporting, information security and cybersecurity, and the independent auditor and internal audit function.
The Audit Committee’s responsibilities include:

•
Accounting and Financial Reporting: overseeing the financial reporting process, including the integrity of our financial statements and internal controls;

•
Independent Auditor: reviewing and evaluating the independent auditor’s qualifications, performance, compensation and independence;

•
Internal Audit: overseeing the design, implementation and performance of the Cars.com’s internal audit function, including pre-approving all auditing, internal control-related, and permitted non-audit services;

•
Transactions with Related Persons: reviewing and approving or ratifying related party transactions between Cars.com or our subsidiaries and related persons;

•
Policy Oversight: evaluating and overseeing the execution of policies relating to risk assessment and management, including financial, data privacy and security (including cybersecurity), business continuity, and operational risks; and

•
Audit Committee Report: providing the annual Audit Committee Report.

Independence Determination

The Board has determined that all members of the Audit Committee satisfy the applicable audit committee independence requirements of the NYSE and are “non-employee directors” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Financial Literacy and Audit Committee Financial Expert

The Board has also determined that all members meet the NYSE’s financial literacy requirements, and that Don and Jill qualify as an “audit committee financial expert” as defined by applicable SEC rules. The Chair of the Audit Committee is a Certified Public Accountant (“CPA”) with knowledge and experience in auditing financial matters.

14	Cars.com Inc.	2026 Proxy Statement

Corporate Governance

Compensation Committee Committee Members Scott Forbes (Chair) Jerri DeVard Michael Kelly Donald A. McGovern, Jr. Greg Revelle Bala Subramanian Number of meetings during 2025 5
The Compensation Committee is responsible for providing guidance and oversight regarding Cars.com’s compensation philosophy, director and executive officer compensation, and compensation plans, policies, and programs.

The Compensation Committee’s duties and responsibilities include:

•
Director Compensation: periodically reviewing and recommending to the Board the appropriate level and manner of compensation for directors, including equity-based compensation;

•
CEO Compensation: annually reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance considering those goals and objectives and determining and approving the CEO’s compensation level based on this evaluation;

•
Executive Officer Compensation: periodically reviewing and approving the annual base salaries, short-term incentive, long-term incentive, equity awards and other forms of compensation for executive officers;

•
Compensation Plans: reviewing and approving all Cars.com equity-based compensation plans and administering our Omnibus Incentive Compensation Plan, including approving equity grants to employees;

•
Compensation Risk Management: reviewing and overseeing the risk assessment of Cars.com’s compensation programs and advising the Audit Committee of financial risks related matters arising from, or relating to, Cars.com’s compensation programs, and reporting the same to the Board;

•
Organization and Succession Planning: together with the ESG Committee, annually reviewing Cars.com’s Organization and Succession Plan for our CEO and executive officers; and

•
Compensation Committee Report: providing the annual Compensation Committee Report.

Independence Determination

The Board has determined that all members of the Compensation Committee are independent under the NYSE requirements and are “non-employee directors” as defined under Rule 16b-3 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

During 2025, the members of the Compensation Committee were Scott Forbes (Chair), Jerri DeVard, Michael Kelly, Donald A. McGovern, Jr., Greg Revelle, and Bala Subramanian. No Compensation Committee member has ever been an officer or employee of Cars.com. No executive officer of Cars.com currently serves, or during the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Cars.com Inc.	2026 Proxy Statement	15

Corporate Governance

Environmental, Social and Governance Committee Committee Members Jill Greenthal (Chair) Jerri DeVard Scott Forbes Thomas Hale Greg Revelle Jenell Ross Bryan Wiener Number of meetings during 2025 3
The ESG Committee assists our Board in overseeing environmental, social, and governance matters that are relevant to Cars.com’s business.

The ESG Committee’s duties and responsibilities include:

Environmental

•
overseeing Cars.com’s environmental communications and policies, including monitoring market developments and evaluating emerging environmental practices and expectations relevant to Cars.com’s services;

Social

•
reviewing and discussing with management the human capital management matters relevant to Cars.com’s employees, including workplace health and safety, employee engagement, experience and representation, and policies promoting such outcomes;

•
overseeing and reviewing Cars.com’s policies on community involvement and corporate charitable activities;

Governance

•
overseeing Cars.com’s corporate governance policies and practices;

•
assisting the Board by identifying qualified director candidates;

•
recommending Board committee appointments and chairs; and

•
leading the Board in its annual review of the performance of the Board itself and its committees.

Organization and Succession Planning: the ESG Committee, together with the
Compensation Committee, annually reviews Cars.com’s Organization and Succession Plan

Independence Determination

The Board has determined that all members of the ESG Committee are independent under NYSE requirements and are “non-employee directors” as defined under Rule 16b-3 of the Exchange Act.

16	Cars.com Inc.	2026 Proxy Statement

Corporate Governance
Cars.com published its Corporate Social Responsibility and Community Action Report, which provides a summary of our approach to corporate social responsibility. A copy of the Corporate Social Responsibility and Community Action Report is available on our website at https://investor.cars.com/csr. Information on our website, including the Corporate Social Responsibility and Community Action Report, is not incorporated by reference in or otherwise considered a part of this Proxy Statement.
Corporate Governance Documents
Cars.com is committed to strong corporate governance because we believe that it is essential to creating long-term stockholder value. Aligned with that belief, Cars.com, with the oversight of the Board, has developed a strong governance program composed of corporate governance policies that our Board has approved and adopted through resolutions and a robust compliance training program. No less than annually, the Board working with our executive team reviews the corporate governance policies and revises them as appropriate to ensure that the policies continue to reflect our corporate governance objectives and best practices. Cars.com’s governance policies include our Corporate Governance Guidelines, Code of Conduct, and Insider Trading Policy.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to serve as a framework to aid the Board in effectively conducting its business. The Corporate Governance Guidelines cover many of the policies and practices discussed in this Proxy Statement. The ESG Committee reviews the Corporate Governance Guidelines annually and recommends changes to the Board for consideration and approval as necessary or appropriate in response to changing regulatory requirements, evolving best practices and other considerations.
Code of Conduct
The Cars.com Code of Conduct embodies our expectations on several topics including conflicts of interest, fair dealing, compliance with laws, rules, and regulations, including but not limited to applicable antitrust, anti-bribery and anti-corruption laws, protection of company assets, and protection of confidential information. Our credibility and reputation depend upon the sound judgment, ethical behavior and personal integrity of each director, executive officer and employee. Unethical or illegal business conduct destroys trust, exposes us to legal liability and significant financial loss, and damages the very reputation for excellence we have worked hard to build. Cars.com requires employees to not only adhere to the Code of Conduct but to also report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Conduct, our policies or laws or regulations.
Insider Trading Policy
Our Insider Trading Policy, implemented by the Board, governs the purchase, sale, and other dispositions of our securities by Cars.com and its directors, officers, employees (“Insiders”). The Insider Trading Policy prohibits Insiders from trading in our securities during restricted periods or if the Insider has knowledge of material, non-public information about Cars.com. The Insider Trading Policy also prohibits Insiders from trading Cars.com derivatives (e.g., put or call options), engaging in short sales or otherwise engaging in hedging activities, and pledging Cars.com securities. Cars.com provides Insiders with the Insider Trading Policy at least annually with some receiving it quarterly along with notifications regarding the restricted trading windows to ensure they are aware of the requirements and their obligations. Our Chief Legal Officer must review and pre-approve Board and senior executive trading activity. We believe that we have implemented an Insider Trading Policy and

Cars.com Inc.	2026 Proxy Statement	17

Corporate Governance
related procedures that reasonably promote compliance with insider trading laws, rules and regulations, and applicable listing requirements. We have filed the Insider Trading Policy as Exhibit 19.1 to the Annual Report and we are in compliance with insider trading laws, rules and regulations and any applicable listing standards in any transactions involving our securities.
Compliance Training
To foster a strong culture of compliance and ethics, we have a robust compliance training process. Our Human Resources and Legal Teams review our compliance training process each year and determine the most effective way to ensure our employees understand our policies and their compliance obligations. In addition to providing our Employee Handbook and compliance policies to our new hire employees, they must complete compliance training as part of their new hire orientation. Additionally on an annual basis, we provide our employees with our Employee Handbook and related compliance policies and require them to complete compliance training with specific modules related to our policies and recommended or required by federal and state law. Our current compliance training consists of self-paced compliance training modules developed to be interactive and engaging so that employees understand the practical application of each policy as well as aligned with current laws and regulations for the states in which our employees work and we conduct business. We require our employees to pass a knowledge assessment with a score of 100% to receive a certificate of completion for each training module. We also require our employees to review and acknowledge our Employee Handbook and our policies related to the training. Our compliance training focuses on our Code of Conduct with specific training modules for employment laws including laws related to harassment and discrimination, insider trading, information security. Additionally, on a quarterly basis in conjunction with the filing of our SEC periodic reports, we provide our executives as well as certain key employees with our Code of Conduct and other key compliance policies and require that they complete affirm that they are aware of the policies and that they are not aware of any violations of policies that they have not been appropriately reported.
Where to Find Governance Documents
To learn more about our corporate governance policies, the public may view our corporate governance documents at https://investor.cars.com. Under the Corporate Governance Section, we have provided our Bylaws, Certificate of Incorporation, Committee Charters and director and management biographies. We also provide the following policies:

Environmental Policies	• Environmental Compliance and Climate Change Policy
Social Policies	• Labor Rights and Human Rights Policy • Supplier Code of Conduct
Governance Policies and Structure	• Clawback Policy • Code of Conduct • Corporate Governance Guidelines • Ethic Reporting Guidelines • Insider Trading Policy

18	Cars.com Inc.	2026 Proxy Statement

Proposal One:
Election of Directors
The Board, acting upon the recommendation of the ESG Committee, has nominated the following 8 directors for re-election with the belief that each nominee is able and will serve for the term if elected by the Stockholders:
• Scott Forbes • Jill Greenthal • Thomas Hale • Tobias Hartmann	• Donald A. McGovern Jr. • Jenell Ross • Bala Subramanian • Bryan Wiener
The Board believes that the combination of the qualifications and experiences of the director nominees will contribute to an effective and well-functioning board and that the director nominees possess the relevant skills and capacity to provide effective oversight of the business and counsel to management to advance our long-term strategy and oversee the interests of our stockholders.
Our directors are elected annually by our stockholders and each director must receive a majority of the votes cast by stockholders. At the 2025 Annual Meeting, stockholders elected each of the director nominees with the exception of Tobias Hartmann who was appointed to the Board on January 15, 2026. If elected, each director-nominee will hold office until the 2027 Annual Meeting or until the Board appoints or stockholders elect their successor. If any nominee should become unavailable for election, our Board may designate a substitute nominee, in which the Cars.com designated proxy will vote the shares represented by proxies at the Annual Meeting for such substitute nominee unless the stockholder has indicated an instruction to the contrary on the proxy card.
We provide further information on the Board’s composition, as well as each nominee’s qualifications and relevant experience on the following pages.

VOTE

The Board, upon recommendation of the ESG Committee, unanimously recommends that stockholders vote FOR the election of each of the nominees for director.
Director Nomination Process
Our Board believes that an appropriate balance of skills, attributes and experience is important for an effective board of directors. The ESG Committee is responsible for establishing director qualification criteria and identifying the key competencies, skills and desired areas of expertise for the Board. When evaluating potential directors for nomination to the Board, the ESG Committee considers, among other factors, the candidate’s: (i) demonstrated ability, as evidenced by significant accomplishment in the candidate’s field, to contribute meaningfully to the Board’s oversight of Cars.com’s business and affairs; (ii) reputation for honesty and ethical conduct in the candidate’s personal and professional activities; (iii) specific experience and skills, industry background and knowledge relevant to Cars.com’s strategic needs; and (iv) breadth of experience and perspectives.

Cars.com Inc.	2026 Proxy Statement	19

Proposal One: Election of Directors
The ESG Committee believes that a board composed of varied backgrounds and experiences will enhance the quality of the Board’s discussions and decision-making process and expand the Board’s understanding of the needs and viewpoints of our customers, partners, employees and other stakeholders. Each year, the ESG Committee reviews and evaluates the Board’s composition to determine whether the Board requires skills or experience not currently represented on the Board. If, as part of its ongoing review and evaluation, the ESG Committee or the Board determines that it requires any additional directors, Cars.com’s Amended and Restated Bylaws (the “Bylaws”) permit the Board to expand the size of the Board and appoint persons to fill any resulting vacancies without the need for stockholder action. Stockholders can make recommendations to the ESG Committee for consideration as candidates for Board election at the Annual Meeting. The ESG Committee will evaluate stockholder nominees using the same criteria for director selection as management nominees. We have outlined the deadlines and requirements for stockholder nominations of Board candidates for consideration at the Annual Meeting in the Questions and Answers about the Annual Meeting section.
Majority Voting Standard and Director Resignation Policy
Our Bylaws provide that, in an uncontested election of directors, each director must receive the majority of the votes cast with respect to that director. If a director does not receive a majority vote, he or she must submit a letter of resignation to the Board. The ESG Committee will make a recommendation to the Board as to how the Board should respond to the letter of resignation. The Board will act on the resignation taking into account the recommendation of the ESG Committee, which would include consideration of the vote and any relevant input from stockholders. The Board will publicly disclose its decision and its rationale within 90-days of the certification of the election results. The director who tenders his or her resignation will not participate in the Board or ESG Committee or Board’s decision regarding the resignation.
Board Composition and Experience
Board Background
Our Board recognizes the value of directors with varied opinions, perspectives, personal and professional experiences, and backgrounds. We believe the judgment and perspectives offered by a board of directors reflective of the world and our total addressable market improves the quality of decision-making and enhances Cars.com’s business performance. Cars.com is committed to having a Board and a workforce that reflects the world in which it operates, its stockholders, customers and consumers.
Effective immediately following the Annual Meeting, our Board will consist of eight directors. The Board will be 75% men (6) and 25% women (2). 75% of directors identify as White (6), 12.5% as African American (1), and 12.5% as Asian (1). 62.5% (5) of the directors will be under the age of 60, 25% (2) will be between the ages of 60 and 70, and 12.5% (1) will be over 70 years old.

20	Cars.com Inc.	2026 Proxy Statement

Proposal One: Election of Directors
Skills Matrix
The Board's combination of backgrounds, skills, and experiences makes the Board well-equipped to exercise oversight responsibilities on our stockholders’ behalf. The following tables highlight the key skills, qualifications, experiences, and attributes that each director nominee brings to our Board. The skills matrix is a summary, and it is not a complete description of all the key skills, qualifications, attributes, and experience of each director. Director nominees developed competencies in these skills through education, direct experience, and oversight responsibilities.

	Forbes	Greenthal	Hale	Hartmann	McGovern	Ross	Subramanian	Wiener
EXECUTIVE LEADERSHIP EXPERIENCE
Public or Private Company CEO Experience
Executive Leadership
RELEVANT BUSINESS EXPERIENCE
Marketplace
Digital/ Internet
Marketing/Advertising
Automotive
Retail
Strategic Planning
Cybersecurity/Technology
Artificial Intelligence
FINANCIAL EXPERIENCE
Financial Expert
Capital Markets/M&A
Risk Management

Board Evaluations
The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. As such, the Board conducts an annual evaluation intended to determine whether the Board, each of its committees, and individual directors are functioning effectively and to provide the Board with an opportunity to reflect upon and improve processes and effectiveness. The ESG Committee is responsible for determining the most effective way for conducting the evaluation process with the goal of eliciting the views of all directors about Board effectiveness, areas of improvement, collaboration with management, current business strategy and whether steps should be taken to improve the performance of the Board and its committees. In 2025, the ESG Committee delegated responsibility to the Board Chair to conduct the evaluations and report the results to the full Board, which then reviewed the findings and considered opportunities to enhance the Board’s processes and effectiveness.

Cars.com Inc.	2026 Proxy Statement	21

Proposal One: Election of Directors
2026 Director Nominees
Director since 2017 Independent COMMITTEES: Compensation, Chair ESG	Scott Forbes Age 68
Scott has over 20 years of board chair experience primarily focused on online and ecommerce marketplace brands.
Background

•
Scott currently serves as Chairman of Auction Technology Group plc (LSE: ATG), an online marketplace serving buyers and sellers of arts, antiques as well as industrial and commercial merchandise.
•
Scott previously served as Chairman of Rightmove plc, the UK’s largest online real estate marketplace, from 2005 to 2019 and Ascential plc, a global specialist ecommerce and events business from 2016 through its sale to Informa plc in October 2024.
•
Scott’s executive experience includes several senior leadership positions during his 15 years at Cendant Corporation and its predecessor HFS Inc., which were formerly leading providers of travel and real estate services operating in more than 100 countries.
•
Scott holds a B.S. from Rutgers University.

Other Public Company Board Experience:
	Current Auction Technology Group plc (2021 – Present)	Within past five years Ascential plc (2016 – 2024)
Director since 2017 Independent COMMITTEES: ESG, Chair Audit	Jill Greenthal Age 69
Jill has more than 30 years of financial and investment banking experience in mergers and acquisitions, corporate finance, and highly structured transactions.
Background

•
Jill was a Senior Managing Director and Senior Advisor at Blackstone in their advisory and private equity business from 2007 until her retirement in 2022.
•
Jill also held leadership positions in Investment Banking at Credit Suisse First Boston, Donaldson, Lufkin & Jenrette, and Lehman Brothers.
•
Jill holds an M.B.A. from Harvard Business School and B.A. from Simmons University

Other Public Company Board Experience:
	Current TaskUS, Inc. (2022 – Present)	Within past five years Akamai Technologies, Inc. (2007 – 2022) Houghton Mifflin Harcourt (2012 – 2022)

22	Cars.com Inc.	2026 Proxy Statement

Proposal One: Election of Directors

Director since 2017 Independent COMMITTEES: Audit ESG	Thomas Hale Age 57
Tom has extensive expertise with online marketplaces, subscription businesses, and product and technology operations, as well as financial expertise and significant management, leadership and operational experience gained through his leadership positions at multiple successful online companies.

Background

•
Tom is the Chief Executive Officer of ŌURA Health Oy, a health technology company, known for the Oura Ring, a smart ring used to track sleep and physical activity.
•
From 2016 to 2022, Tom was President of Momentive, an agile experience management company, and the makers of GetFeedback and SurveyMonkey.
•
Tom also served as Chief Operating Officer of HomeAway, an internet marketplace for vacation rentals from 2010 to 2015.
•
Tom holds a B.A. from Harvard University.

Other Public Company Board Experience:
	Current N/A	Within past five years N/A
Director since 2026 Non-Independent	Tobias Hartmann Age 53
Tobias was appointed as CEO and a Director of Cars.com effective January 15, 2026. Tobias has more than 25 years of experience delivering growth and creating long-term shareholder value across B2C and B2B technology, eCommerce and marketplace companies.

Background

•
From November 2018 to February 2025, Tobias served as Chief Executive Officer and Chairman of the Management Board of Scout24 SE Group, a leading European digital real estate marketplace.
•
Prior to Scout24, Tobias served as President, U.S., and a member of the Executive Management Board of HelloFresh SE.
•
Tobias also served as President of US-based Radial Inc., a multi-national provider of Omni-Channel eCommerce solutions formerly part of eBay Inc.
•
Tobias holds a B.A. and M.B.A. from Clark University.

Other Public Company Board Experience:
	Current SGS S.A. (2020 – Present)	Within past five years N/A

Cars.com Inc.	2026 Proxy Statement	23

Proposal One: Election of Directors
Director since 2017 Independent COMMITTEES: Audit, Chair Compensation	Donald A. McGovern Jr. Age 75
Don brings wide-ranging operational, financial, accounting, audit, restructuring, divestiture, mergers and acquisitions and risk management experience gained through more than 45 years of financial and accounting experience.

Background

•
In June 2013, Don retired from PricewaterhouseCoopers (“PwC”) following a 39-year career with the firm.
•
While at PwC, Don served as Vice Chairman and Global Assurance Leader and was responsible for risk management oversight for the Assurance Practice for all PwC territories. Prior to this role, he was lead director for PwC’s US Board of Partners, a member of the PwC Global Board of Partners and managing partner of PwC’s San Jose/Silicon Valley practice.
•
Don is a member of the American Institute of Certified Public Accountants and is currently licensed in California, Illinois and New York.
•
Don holds an M.B.A. from DePaul University and B.A. from Marquette University.

Other Public Company Board Experience:
	Current N/A	Within past five years 180 Life Sciences (2020 – 2023)
Director since 2021 Independent COMMITTEES: Audit ESG	Jenell R. Ross Age 56
Jenell brings valuable insights to the Board through her years of leadership in the automotive industry and the many public, civic and charity boards on which she is involved, and her real-world experience as a successful dealer and owner-operator further enhances the perspectives of our Board.

Background

•
Jenell is the President of the Bob Ross Auto Group in Centerville, Ohio, a position she has held since 2010.
•
Jenell completed the General Motors Dealer Management Development Program and National Automobile Dealers Association Dealer Candidate Academy.
•
Jenell holds a B.A. from Emory University

Other Public Company Board Experience:
	Current Hub Group, Inc. (2020 – Present)	Within past five years N/A

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Proposal One: Election of Directors
Director since 2018 Independent COMMITTEES: Audit Compensation	Bala Subramanian Age 54
Bala brings more than 16 years of leadership and management experience in digital transformations and building out best-in-class consumer experiences in competitive environments.
Background

•
Bala serves as Executive Vice President (EVP) and Chief Digital and Technology Officer at UPS and is responsible for leading the company’s digital transformation to enhance customer and employee experiences, build digital fluency and improve organizational agility.
•
Prior to joining UPS, Bala served as Chief Digital Officer at AT&T from 2018 to 2022 where he led the transformation of customer and employee experiences across all company touchpoints.
•
Bala also served as Chief Digital Officer at Best Buy from 2017 to 2018 and was part of the senior leadership team involved in the company’s digital transformation.
•
Earlier in his career, Bala served in technology leadership roles at T-Mobile U.S.A. Inc. and Ericsson.
•
Bala holds his M.B.A. from the Fuqua School of Business at Duke University, a M.S. from the University of Oklahoma, and a B.A. from the University of Madras

Other Public Company Board Experience:
	Current N/A	Within past five years Ahold Delhaize (2021 – 2023)
Director since 2018 Independent COMMITTEES: Audit ESG	Bryan Wiener Age 55
Bryan is an entrepreneur and 25-year veteran of the advertising and technology industries, with deep experience transforming and scaling companies in highly disruptive environments. He has spent the past two decades as CEO of both public and private companies, leading four businesses through successful sales.

Background

•
Bryan is the Co-Founder and Chief Executive Officer of 37Arc, a marketing technology company that leverages artificial intelligence to enhance marketing strategy and execution.
•
Bryan also serves on the Board of Directors of Adswerve, Inc., a data, analytics, and media consultancy company and as the Non-Executive Chairman of Tinuiti, a performance marketing and commerce company.
•
Bryan previously served as CEO of Profitero, Inc. a leading global enterprise eCommerce SaaS analytics platform from 2020 to 2025 and as CEO of Comscore, Inc., a global leader in cross-platform audience and advertising measurement from 2018 to 2019.
•
Bryan holds an M.B.A from the Stern School of Business at New York University and a B.A. from Syracuse University.

Other Public Company Board Experience:
	Current N/A	Within past five years N/A

Cars.com Inc.	2026 Proxy Statement	25

Proposal One: Election of Directors
Compensation of Non-Executive Directors
Cars.com’s philosophy regarding director compensation is to align the interests of non-executive directors with the interests of our stockholders and to provide market competitive compensation commensurate with the work required to serve on the Board. On June 4, 2025, based on the Compensation Committee’s recommendation, the Board approved a $10,000 increase in the grant-date fair value of the annual RSU award for each non-employee director, from $180,000 to $190,000. The Board implemented this update to modestly increase the aggregate annual compensation opportunity for non-employee directors while making no changes to the annual cash retainer, committee chair retainer, or the annual equity award for the independent Chair of the Board. Equity compensation continues to represent a substantial portion of total non-employee director compensation and aligns director interests with those of stockholders.
Under the Cars.com Non-Executive Director Compensation Program following such change, each of our non-executive directors receives:
•
an annual cash retainer of $75,000, payable quarterly in equal increments of $18,750, and an additional $1,000 per meeting for any committee meeting after the Director attends eight Committee meetings during the year;

•
an annual equity award in the form of restricted stock units (“RSUs”) with a target grant date value equal to $190,000, which will vest on the terms described in the table below and be eligible for dividend equivalents that would be deemed to be reinvested in shares of our common stock; and

•
an additional annual cash retainer of $20,000, payable quarterly, to committee chairs and an additional annual equity award to the independent Chair of the Board in the form of RSUs with a target grant date value equal to $75,000, which will vest on the terms described below and be eligible for dividend equivalents.

Non-executive directors may receive compensation for providing additional support and services, based on the recommendation of the Compensation Committee and the approval of the Board. Non-executive directors also have the option to defer receipt of their equity awards after their vesting date.
Stock Ownership and Retention Policy
Our non-executive directors are subject to minimum share ownership and stock retention requirements. Under our Stock Ownership and Retention Policy, non-executive directors are expected to hold shares of our common stock with a value of three times the annual cash retainer (currently $225,000). Our non-executive directors are expected to hold at least 50% of the shares received from Cars.com as compensation until the stock ownership requirements are met. As of the date of this Proxy Statement, all current non-executive directors are in compliance with these guidelines.

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Proposal One: Election of Directors
2025 Director Compensation Table
The Director Compensation Table reflects compensation paid or awarded to all individuals who served as non-employee directors during fiscal year 2025, including directors who are not standing for reelection at the Annual Meeting. Alex Vetter, our former CEO, did not receive additional compensation for his service on the Board in 2025. Information on compensation paid to Alex in his role as CEO during the fiscal year ending December 31, 2025, is described in the Compensation Discussion and Analysis section and the Summary Compensation Tables of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Scott Forbes(3)	95,000	264,991	359,991
Jerri DeVard(3)	75,000	189,996	264,996
Jill Greenthal	95,000	189,996	284,996
Thomas Hale(4)	75,000	189,996	264,996
Michael Kelly(3)	75,000	189,996	264,996
Donald A. McGovern Jr.	95,000	189,996	284,996
Greg Revelle	75,000	189,996	264,996
Jenell Ross(4)	75,000	189,996	264,996
Bala Subramanian(4)	75,000	189,996	264,996
Bryan Wiener(3)	75,000	189,996	264,996

(1)	Reflects annual cash retainer of $75,000 and an additional annual cash retainer of $20,000, for service as a committee chair, if applicable, all paid quarterly.
(2)
Amounts disclosed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. On June 6, 2025, an annual equity award in the form of 18,304 RSUs was granted to each non-executive director based on a target grant date value equal to $190,000. Scott received an additional annual equity award of 7,225 RSUs based on a target grant date value equal to $75,000 for serving as the independent chair. Each of these RSUs will vest on the earlier of June 1, 2026, or the day preceding the 2026 Annual Meeting of Stockholders if that occurs before June 1, 2026, and these awards were the only unvested awards held by the non-executive directors as of December 31, 2025.

(3)	Each of Bryan, Jerri, Michael, and Scott has elected to defer delivery of the underlying shares of stock once his/her RSUs vest until separation from service on the Board.
(4)
Each of Bala, Jenell and Thomas has elected to defer delivery of the underlying shares of stock once the RSUs vest until the earlier of the third anniversary of the grant date or separation from service on the Board.

Cars.com Inc.	2026 Proxy Statement	27

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation program and the compensation decisions for our Named Executive Officers (“NEOs”), for the fiscal year ended December 31, 2025. Our NEOs for 2025 were:

Name	Position with Cars.com Inc.
Alex Vetter(1)	Former Chief Executive Officer
Sonia Jain	Chief Financial Officer
Lisa Gosselin(2)	Chief Commercial Officer
Angelique Strong Marks	Chief Legal Officer and Corporate Secretary
Tobias Hartmann(3)	Chief Executive Officer
Doug Miller(4)	Former President and Chief Commercial Officer
Matthew Crawford(5)	Former Chief Product and Innovation Officer

(1)	On January 15, 2026, Alex Vetter ceased service as CEO of Cars.com. Because he served as CEO for all of 2025, references to the CEO in this CD&A refer to Alex unless otherwise indicated.
(2)	On February 24, 2025, Lisa Gosselin was appointed as Chief Commercial Officer of Cars.com.
(3)
On December 22, 2025, Tobias Hartmann was appointed to the executive officer position of Chief Executive Officer-Designate of Cars.com. Mr. Hartmann transitioned to Chief Executive Officer of Cars.com on January 15, 2026.

(4)	On February 24, 2025, Doug Miller ceased service as President and Chief Commercial Officer of Cars.com.
(5)	On November 28, 2025, Matthew Crawford ceased service as Chief Product and Innovation Officer of Cars.com.

28	Cars.com Inc.	2026 Proxy Statement

Compensation Discussion and Analysis
Our Executive Officers
We have provided information on Tobias Hartmann, who is also a member of our Board, in the “2026 Director Nominees” section above.
Sonia Jain, Chief Financial Officer, Age 46
Sonia serves as our Chief Financial Officer and in this role, she is responsible for Cars.com’s financial health and leads accounting, finance, treasury, investor relations and analytics. Sonia joined Cars.com as Chief Financial Officer in July 2020 and was reappointed to the role in October 2022 after serving as Chief Financial Officer of Convoy Inc. from April 2022 to September 2022. Sonia was also the Chief Financial Officer of Redbox Automated Retail from September 2016 to July 2020. On March 1, 2024, Sonia joined the board of directors of AMC Entertainment Holdings, Inc. Sonia holds a M.B.A. from Harvard University, M.S. from Massachusetts Institute of Technology, and B.S.E. from Princeton University.
Lisa Gosselin, Chief Commercial Officer, Age 59
Lisa serves as our Chief Commercial Officer and in this role, she is responsible for Cars.com’s go-to-market strategy, accelerating revenue growth, deepening strategic partnerships, and delivering long-term value for both dealers and OEM clients. Cars.com appointed Lisa to this role in February 2025. Prior to joining Cars.com, Lisa served as Chief Revenue Officer at Numerator, a Bain Capital-backed data and technology firm. Lisa also served as a senior leader at Conversant-Epsilon, leading U.S. Business Development and CRM solutions in key verticals such as automotive and retail. Lisa also previously served in senior leadership roles at Catalina Marketing and sales and brand marketing roles at Anheuser-Busch, PepsiCo, and Suntory, Inc. Lisa holds a B.S. from the University of South Carolina.
Angelique Strong Marks, Chief Legal Officer & Corporate Secretary, Age 58
Angelique serves as our Chief Legal Officer and Corporate Secretary and in this role, she is responsible for Cars.com’s legal matters, corporate governance and AI and data privacy governance. Cars.com appointed Angelique to this role in April 2022. Prior to joining Cars.com, Angelique served as General Counsel and Corporate Secretary at REE Automotive where she played an integral role in establishing REE as a publicly traded company. Angelique has also served as General Counsel, Corporate Secretary and Compliance Officer of several prominent companies including MAHLE Industries and Behr America, both global suppliers to the automotive industry. Angelique holds a B.S. in Finance from the University of Akron, Master of Business Administration in Finance and Management from Miami University, and a Juris Doctor from The Ohio State University.

Cars.com Inc.	2026 Proxy Statement	29

Compensation Discussion and Analysis
Fiscal 2025 Performance
At the beginning of fiscal 2025, management proposed, and the Board approved our financial plan. The Compensation Committee then approved the fiscal 2025 short-term incentive plan based upon the 2025 financial plan and set long-term incentive targets based on our three-year outlook. Our fiscal 2025 financial results, which include the criteria (Revenue and Adjusted EBITDA) Cars.com uses to measure performance relative to our 2025 short-term incentive plan were as follows:

Revenue	Net Income	Adjusted EBITDA(1)
$723.2 million	$20.1 million	$211.1 million
Up $4.1 million, or 1% increase year-over-year	$0.32 per diluted share	or 29.2% of revenue

(1)
Adjusted EBITDA is not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Cars.com uses Adjusted EBITDA as a measure for determining incentive compensation targets. For a reconciliation of Adjusted EBITDA to its most directly comparable financial measure prepared in accordance with GAAP, see below:

Non-GAAP Reconciliation (in thousands) Year Ended December 31, 2025
Reconciliation of Net Income to Adjusted EBITDA
Net Income	$20,052
Interest expense, net	$30,382
Income tax expense	$14,254
Depreciation and amortization	$91,842
Stock-based compensation, including related payroll tax expense	$32,351
Transaction-related and other one-time items	$24,110
Non-operating foreign exchange gain	$(1,845)
Adjusted EBITDA	$211,146

Revenue for the year totaled $723.2 million, an increase of $4.1 million, or up 1%, compared to the prior year period. 2025 Net income totaled $20.1 million, or $0.32 per diluted share, compared to Net income of $48.2 million, or $0.72 per diluted share in the prior year. Adjusted EBITDA for the year totaled $211.1 million, or 29.2% of revenue, compared to $209.7 million, or 29.2% of revenue, in the prior year period.

30	Cars.com Inc.	2026 Proxy Statement

Compensation Discussion and Analysis
Our Compensation Philosophy
Our executive compensation program is designed to align the interests of our NEOs with those of our stockholders. We believe that executive compensation should reflect our performance as a company, and our NEOs’ performance as individuals. Accordingly, our executive compensation program is designed so that a substantial portion of each NEO’s target annual compensation is both variable in nature and “at-risk.” This means that our NEOs’ annual compensation may vary from year to year based on our financial and operational results. As further described below, our executive compensation program consists of three primary components: (1) fixed base salary; (2) variable annual cash incentive compensation linked to performance targets and (3) equity-based compensation consisting of a combination of restricted stock units (“RSUs”) and performance share units (“PSUs”). Each of these components was designed to attract and retain highly talented and experienced executives who are key to our success, while also incentivizing such individuals to achieve our short-term and long-term goals and objectives. We believe that our compensation program reflects a pay-for-performance philosophy, where our NEOs are rewarded for their contributions to Cars.com’s success.
Our executive compensation philosophy is based on the following principles:
•	Attract and retain highly skilled executives who bring the business acumen necessary to achieve our long-term business goals;
•	Align the interests of our executives and stockholders by rewarding the achievement of financial, operational, and strategic goals that we believe enhance long-term stockholder value;
•	Compensate executives based on both company and individual performance; and
•	Ensure that our executive compensation practices are transparent, fair and consistent with market practices.

Cars.com Inc.	2026 Proxy Statement	31

Compensation Discussion and Analysis
Executive Compensation Best Practices
We believe that our executive compensation program reflects corporate governance policies and compensation practices that are transparent and consistent with best practices. Below are highlights of our current practices and policies that guide our executive compensation program:

What We Do in Our Compensation Programs
Avoid incentives that encourage excessive risk and assess risk associated with our compensation program annually
Assess our compensation programs against peer companies and best practices
Review total compensation when making executive compensation decisions
Establish, communicate, and monitor measurable goals and objectives
Establish maximum award levels for short- and long-term incentive plans
Require executives to pre-clear all stock transactions
Require adherence to our Stock Ownership and Retention Policy
Subject executive incentive-based compensation to our Clawback Policy
Engage with stockholders regarding perspectives on executive compensation
Obtain advice of an independent compensation consultant

What We Do Not Do or Allow in Our Compensation Programs
No dividends or dividend equivalents on unearned or unvested share units
No hedging transactions or short sales involving Cars.com stock
No pledging of Cars.com stock as collateral or depositing or holding Cars.com stock in a margin account
No tax gross-ups on change-in-control payments
No single-trigger change-in-control payments
No executive perquisite programs

Stockholder Engagement
Our senior management team, including our CEO, CFO and the Vice President of Investor Relations, and from time to time, the Chair of our Board and Compensation Committee, engage in meaningful dialogue with our stockholders through in-person and teleconference meetings, earnings calls and other channels of communication. During these discussions Cars.com discusses and receives input, provides additional information, and addresses questions about matters including but not limited to our business strategy, financial performance, capital allocation, executive compensation programs, corporate governance and general policies. We also periodically host investor conferences during which we demonstrate our product offerings and discuss our product roadmap.

32	Cars.com Inc.	2026 Proxy Statement

Compensation Discussion and Analysis
Say on Pay Results
Each year our stockholders can cast an advisory vote to approve our NEO compensation. At our 2025 Annual Meeting of Stockholders, approximately 97% of our shares present and entitled to vote (counting abstentions as votes against) approved our NEO compensation, which we believe shows that our compensation practices are properly aligned with the stockholder's interests and that high stockholder support indicates approval of our compensation philosophy and practices. Accordingly, we did not make any specific changes as a direct result of the 2025 say on pay result. The table below shows our say on pay results from 2025, 2024 and 2023.

Say on Pay Support
97%	98%	94%
2025	2024	2023

Principal Elements of Our Executive Compensation Practices
As described below, the key elements of our compensation package for NEOs are base salary, short-term (annual) cash incentive plan (“STIP”) awards, equity-based awards, and our benefits programs.

Pay Element	Objective	Benefit to Stockholders
Base Salary	• Fixed cash compensation • Reflects each NEO’s experience, scope of responsibilities, performance, and the competitive market for executive talent	• Competitive salaries help us fairly compensate, attract and retain highly talented executives
STIP	• Variable cash compensation • Rewards NEOs for achieving annual company and individual goals	• Focused on meeting key short-term business objectives and performance metrics
Equity-Based Awards	• Variable equity compensation • Provides equity awards for NEOs to focus on long-term stockholder value creation
•
50% of the award value for our CEO, CFO and CCO is based on long-term performance metrics correlated with an increase in long-term market valuation through financial performance

•
Assists in retention of key executives and focus on long-term strategic objectives

Benefits	• Competitive benefits package with health, wellness and retirement benefit plans and programs	• Assists in attracting and retaining key executives

Our Executive Compensation Decision Making Process
During fiscal 2025, the Compensation Committee, with the assistance of the Committee's compensation consultant, reviewed our executive compensation, including base salaries, short-term incentives and equity-based awards to confirm the continued alignment of our compensation program with stockholder interests and appropriate rewards and incentives for our NEOs.

Cars.com Inc.	2026 Proxy Statement	33

Compensation Discussion and Analysis
Role of the Compensation Committee
The Board appoints the Compensation Committee based on the ESG Committee’s recommendation. The Compensation Committee oversees (i) administration of Cars.com’s executive compensation plan, policies and programs, including corporate goals and objectives relating to compensation, short-term bonus (incentive) plans and long-term equity compensation plans, (ii) approval of grants of equity awards, and (iii) organization and succession planning. Our Compensation Committee establishes our NEOs’ compensation based on our Chief People Officer (“CPO”) and CEO’s recommendation, as described below, and the market analysis of the Compensation Committee’s compensation consultant.
Role of Management
Our CPO and CEO participate in the review and refinement of our executive compensation program. The CPO provides the Compensation Committee with relevant benchmarking analyses, including peer group and survey data, information regarding Cars.com’s equity compensation program and equity grant practices, share usage and dilution, burn rate, and executive stock ownership. Additionally, the CPO updates the Compensation Committee on broader human capital and compensation-related matters, including talent attraction and retention and leadership development. Our CEO and CPO meet with the Compensation Committee to discuss compensation packages for the executive team and to review the performance of Cars.com and each executive, other than themselves, and make recommendations with respect to the appropriate base salary, annual cash bonus and grants of long-term equity awards. After considering these recommendations and other considerations discussed below, the Compensation Committee determines the annual compensation package for each NEO.
Role of Compensation Consultants
From January 1, 2025 to July 31, 2025, the Compensation Committee engaged Korn Ferry as the Compensation Committee’s independent compensation consultant to provide an executive compensation program assessment, peer group analysis, incentive plan design review and related compensation advice. After considering the required factors relevant to evaluate independence, the Compensation Committee determined that Korn Ferry is an independent compensation consultant in accordance with applicable SEC and NYSE rules. Representatives of Korn Ferry attended and participated in all meetings of the Compensation Committee held during 2025 while Korn Ferry was engaged as independent compensation consultant.
In 2025, Korn Ferry provided the following services as requested by the Committee:
•	Assisted in the development of the compensation market data we used to understand market competitive compensation practices;
•	Reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers, including our NEOs
•	Reviewed and assessed our current compensation programs to determine any changes that may need to be implemented in order to remain competitive with the market;
•	Reviewed and assessed a broad range of compensation practices against peer companies to ensure alignment with market practices; and
•	Advised on regulatory developments relating to executive compensation.

34	Cars.com Inc.	2026 Proxy Statement

Compensation Discussion and Analysis
Working with Korn Ferry, the Compensation Committee considered multiple sources of data to evaluate the fairness of our compensation structures and whether they met our compensation objectives. It also considered how our compensation practices compare to market practices among relevant companies in terms of size, industry and geography. Among other factors considered and provided by Korn Ferry are the following, when available, regarding compensation for executives:
•
Data from base salary, bonus and equity compensation surveys that include companies of a similar size, based on metrics such as revenue, profitability measurements, growth and market capitalization; and

•
Compensation data for executive positions for comparable companies based upon current and prior proxy statements and other SEC filings of relevant companies, including direct industry competitors and non-industry companies with which we commonly compete for talent (including both regional and national competitors).

The Compensation Committee has the sole authority to retain and terminate independent compensation consultants and to approve the scope of services and related fees of such consultants. On August 1, 2025, the Compensation Committee transitioned from Korn Ferry and engaged Compensia Inc. (“Compensia”) as the Compensation Committee’s independent compensation consultant. The Compensation Committee undertook this transition after reviewing its advisory needs, scope of services, and in depth industry experience. The Compensation Committee made the decision to engage Compensia as compensation consultant in its sole discretion and did not base the decision on any disagreement with Korn Ferry. After considering the required factors relevant to evaluate independence, the Compensation Committee determined that Compensia is an independent compensation consultant in accordance with applicable SEC and NYSE rules.
2025 Compensation Peer Group
As it does on at least an annual basis, the Compensation Committee worked with Korn Ferry to review the composition of our peer group. The Compensation Committee evaluated the peer group based on a variety of factors including revenue size, market capitalization, industry, talent market, customer base, market presence and organizational structure. In connection with the Compensation Committee’s approval of executive officer base salary, short-term incentives and equity compensation discussed below in the section titled “Principal Elements of Our Executive Compensation Practices,” data regarding compensation practices for comparable executive officer positions at the following peer companies were considered and used for the purpose of determining competitive compensation levels:

ACV Auctions Inc.	Iridium Communications Inc.	Shutterstock Inc.	Upwork Inc.
CarGurus Inc.	Magnite Inc.	TechTarget Holdings Inc.	Vivid Seats Inc.
EverCommerce Inc.	Openlane Inc.	TripAdvisor Inc.	Yelp Inc.
Gogo Inc.	QuinStreet Inc.	TrueCar Inc.	Ziff Davis Inc.

CEO Transition and Inducement Compensation
On December 18, 2025, Cars.com announced a leadership transition pursuant to which Alex Vetter ceased serving as CEO effective January 15, 2026. In connection with this transition, the Board appointed Tobias Hartmann as CEO-Designate effective December 22, 2025 and CEO effective January 15, 2026. In order to attract, reward and retain Mr. Hartmann in a competitive executive market, the Compensation Committee approved a compensation package that included inducement equity awards granted outside the Cars.com’s stockholder-approved equity plan in reliance on the NYSE inducement award exemption under Rule 303A.08 (as discussed in further detail below). Compensia assisted the Compensation Committee in evaluating and

Cars.com Inc.	2026 Proxy Statement	35

Compensation Discussion and Analysis
determining the appropriate compensation package for Tobias referencing peer company market practices and other recent hires at similarly-sized companies. The Compensation Committee determined that the structure and size of the inducement awards were appropriate given Mr. Hartmann’s experience, the scope of the role, and to align his interests with those of our stockholders.
Pay Mix, Awards, and Targets
Each NEO’s compensation has been individually designed to provide a combination of fixed and at-risk compensation that is tied to the achievement of Cars.com’s short- and long-term objectives.
Equity grants represent the majority of our executives’ total direct compensation at target (sum of base salary, STIP and equity-based awards). This helps to align our NEOs’ interests with those of our stockholders. We intend to continue our practice of awarding equity to our NEOs as it reaffirms our philosophy of paying for performance and aligning compensation directly to the long-term value and growth of Cars.com.
The following charts show the weight of each element of compensation relative to target direct compensation for Alex Vetter, our CEO during fiscal 2025, and the other NEOs, in the aggregate excluding Tobias Hartmann and Doug Miller.
In 2025, 90% of aggregate CEO target compensation was variable compensation. Of that variable amount, 12% was in the form of the STIP cash-based award and the remaining 88% was in the form of Long-Term Incentive Plan (LTIP) equity-based awards comprised of both time-based and performance-based equity grants with multi-year vesting periods.

In 2025, 84% of aggregate NEO (other than CEO) target compensation was variable compensation. Of that variable amount, 18% was in the form of the STIP cash-based award and the remaining 82% was in the form of LTIP equity-based awards comprised of time-based and performance-based equity grants that have multi-year vesting periods.

36	Cars.com Inc.	2026 Proxy Statement

Compensation Discussion and Analysis
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Each NEO’s base salary is generally reviewed annually to determine whether an adjustment is warranted or required based on the competitive market, the economic environment and the individual’s performance.
In determining base salaries for our NEOs, the Compensation Committee considers several factors, including:
•	The scope of responsibilities, prior experience, and qualifications;
•	Past individual performance;
•	Base salary and total compensation relative to other executives in similar positions;
•	Competitive market conditions and market data; and
•	Recommendations of the CEO, other than with respect to his own compensation.
After considering the above factors, the Compensation Committee approved a 4% merit increase to Sonia Jain’s base salary in recognition of her performance and the scope of her responsibilities as CFO. The Compensation Committee did not make any adjustments to the base salaries of the other NEOs.

Name	2024 Annual Base Salary Rate ($)	2025 Annual Base Salary Rate ($)	% Increase
Alex Vetter	750,000	750,000	0%
Sonia Jain	550,000	572,000	4%
Lisa Gosselin	—	450,000	N/A
Angelique Strong Marks	425,250	425,250	0%
Tobias Hartmann(1)	—	750,000	N/A
Doug Miller(2)	500,000	500,000	0%
Matthew Crawford(2)	375,000	375,000	0%

(1)
Tobias Hartmann was appointed CEO-Designate effective December 22, 2025 and transitioned to CEO on January 15, 2026; this reflects his initial base salary set in connection with his appointment, which was approved by the Compensation Committee after considering past experience, scope of the role, market data and advice provided by Compensia and Cars.com’s compensation philosophy.

(2)
Doug Miller and Matthew Crawford terminated employment during the fiscal year. The actual salary amounts paid to each of them during the fiscal year is set forth in the Summary Compensation Table below.

Short Term Incentive Plan (STIP) Awards
We offer our NEOs the opportunity to earn STIP awards based on achieved performance against Compensation Committee-approved single-year performance goals. The Compensation Committee, in its sole discretion with respect to the CEO and in collaboration with the CEO for all other NEOs, determines whether and to what extent Cars.com will pay STIP awards to each NEO. With respect to the 2025 STIP awards, the Compensation Committee approved a Company Performance Factor (“CPF”) of 89.3% which is based on internal targets that it previously established and approved. The Compensation Committee selected Revenue and Adjusted EBITDA targets to measure annual performance because they are and have been the metrics by which management has measured success and accountability, both internally and externally.

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Compensation Discussion and Analysis
Overview of 2025 STIP Awards
In 2025, our NEOs participated in our STIP program. The Compensation Committee set each NEO’s 2025 target STIP award opportunity (expressed as a percentage of base salary) based on several factors, including Cars.com’s financial performance relative to targets set by the Compensation Committee, the NEO’s scope of duties and responsibilities, internal pay equity considerations and competitive market conditions and data. The cash payout for this program was equal to the product of the following Compensation Committee-approved performance factors: (i) the CPF, which is related to achieved performance against two equally-weighted performance metrics, Adjusted EBITDA and Revenue, multiplied by (ii) the Individual Performance Factor (“IPF”), which is related to each NEO’s performance for the prior fiscal year considering functional leadership, contributions to financial and operational performance, execution of key strategic initiatives, and talent management and development. Cars.com defines Adjusted EBITDA as net income (loss) before (1) interest expense, net, (2) income tax (benefit) expense, (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) unrealized mark-to-market adjustments and cash transactions related to derivative instruments, and (7) certain other items, such as transaction-related items, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets.
Based on achieved performance against the two financial metrics, the CPF may make a NEO eligible to earn between 0% and 200% of the NEO’s target STIP opportunity. In accordance with the STIP formula, the threshold payout for Adjusted EBITDA requires the attainment of at least 90% of target Adjusted EBITDA to yield 37.5% of the NEO’s target STIP opportunity, and the threshold payout for Revenue requires the attainment of at least 90% of target Revenue to yield 37.5% of the NEO’s target STIP opportunity. As described above and below, the amount earned under the financial metrics is subject to adjustment based on a NEO’s IPF.
Determination of 2025 STIP Awards
Using the Revenue and Adjusted EBITDA calculations described above, the table below shows target, threshold, and maximum goals for each financial metric, 2025 results achieved against these goals and the CPF payout calculation (expressed as a percentage of target STIP opportunity) for each financial metric.

Financial Metrics	Goal Weighting %	Threshold (75 % payout) $	Target (100% payout) $	Maximum (200% payout) $	2025 Results $	Performance Payout %
Revenue ($ in millions)	50%	677.2	752.4	865.3	723.2	45.8%
Adjusted EBITDA ($ in millions)	50%	199.5	221.7	225.0	209.4(1)	43.5%
Company Performance Factor						89.3%

(1)
Adjusted EBITDA used for purposes of determining STIP performance differs from Adjusted EBITDA disclosed in Cars.com’s earnings release and related materials. For purposes of STIP, Adjusted EBITDA was calculated based on Cars.com’s financial results as determined at the time of performance certification, resulting in Adjusted EBITDA of $209.4 million. Following year-end close and completion of the audit, certain adjustments were recorded. Adjusted EBITDA, as reconciled from GAAP net income in Cars.com’s Form 10-K and reflected in Cars.com’s earnings release issued on February 26, 2026, was $211.1 million. These post-certification adjustments were not reflected in the STIP calculation.

Based on the approved formula as described above, management recommended, and the Compensation Committee adopted, a CPF of 89.3%.

38	Cars.com Inc.	2026 Proxy Statement

Compensation Discussion and Analysis
In general, based on a NEO’s individual performance, the CEO recommends to the Compensation Committee (other than for himself) the NEO’s IPF, which may range between 0% to 150%. The Compensation Committee determined the CEO’s IPF to be 90%. The Compensation Committee also determined, based on the CEO’s recommendation, that Sonia, Lisa and Angelique’s IPF to be 90%. Based on such payout percentages, the Compensation Committee approved the following 2025 STIP awards for each NEO:

Name	2025 Annual STIP Target (as a % of Salary Earned)	2025 Annual STIP Target $	2025 CPF %	2025 IPF %	2025 STIP Award Earned $
Alex Vetter	110%	825,000	89.3%	90%	663,053
Sonia Jain	110%	623,150	89.3%	90%	500,826
Lisa Gosselin(1)	110%	495,000	89.3%	90%	339,814
Angelique Strong Marks	50%	212,625	89.3%	90%	170,887
Tobias Hartmann(2)	—	—	—	—	—
Doug Miller(3)	110%	550,000	89.3%	75%	109,467
Matthew Crawford(4)	50%	187,500	—	—	—

(1)	Lisa’s STIP award was prorated based on her February 24, 2025 hire date.
(2)	Given his hire date in December 2025, Tobias Hartmann was not eligible for a 2025 STIP award.
(3)
In connection with Doug’s separation from his role as President and Chief Commercial Officer, Cars.com provided severance payments and benefits pursuant to the Cars.com Executive Severance Plan, including a prorated portion of his 2025 STIP Award covering the period from January 1 through March 31, 2025. Pursuant to the separation agreement, Doug’s IPF was set at 75%.

(4)	Matthew Crawford resigned as Chief Product and Innovation Officer effective November 28, 2025 and, as a result, was not eligible to receive a 2025 STIP award.
Long-Term Incentive Plan (LTIP) – Regular Equity Awards
We designed our LTIP awards to drive achievement of long-term operational and financial goals as well as to attract and retain key talent. Cars.com has a pay-for-performance culture and includes performance conditions in a portion of equity grants to certain executive leaders. The Compensation Committee has structured LTIP awards for 2025 with a target allocation of 50% performance-based Restricted Stock Units (“PSUs”) and 50% time-based Restricted Stock Units (“RSUs”) for all NEOs other than Angelique, as described below. The Compensation Committee believes this balanced structure aligns executive compensation with both multi-year performance outcomes and long-term stockholder value creation. In addition to the standard LTIP award, Lisa Gosselin received a one-time new hire grant of RSUs with an aggregate grant date fair value of $300,000. The Compensation Committee did not approve an equity grant for Doug because he departed before the annual equity awards were granted, and the Compensation Committee maintained an allocation of 100% of Angelique’s equity award to time-based RSUs as agreed upon initial employment. The Board believes Revenue and Adjusted EBITDA compound annual growth rates (“CAGR”) over a three-year period are the most appropriate metrics for the 2025 annual award and most correlated with Cars.com’s success and the sustainable growth in stockholder value. Target long-term incentive awards are based on a percentage of base salary or a fixed dollar amount. In 2025, the Compensation Committee set each NEO’s LTIP target value based on the NEO’s role and responsibilities, internal equity considerations, competitive market conditions and data and target direct compensation.

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Compensation Discussion and Analysis
Our NEOs’ LTIP target values were as follows:

Name	2025 RSU Target Value ($)	2025 PSU Target Value ($)	2025 Total LTIP Target Value ($)	2024 Total LTIP Target Value ($)	% Increase
Alex Vetter	3,000,000	3,000,000	6,000,000	6,000,000(1)	0%
Sonia Jain	1,059,487	1,059,487	2,118,974	2,037,500	4%(2)
Lisa Gosselin	787,500(3)	787,500	1,575,000	—	N/A
Angelique Strong Marks	850,500	—	850,500	850,500	0%
Tobias Hartmann(4)	—	—	—	—	N/A
Doug Miller	750,000	750,000	1,500,000	1,500,000	0%
Matthew Crawford	421,875	421,875	843,750	750,000	13%

(1)	Amount excludes the value of a one-time PSU award with a target value of $2,000,000 granted effective May 13, 2024.
(2)	The percentage increase in the 2025 total LTIP target value reflects a 4% increase in base salary.
(3)	Amount excludes the new hire grant of RSUs valued at $300,000.
(4)
Given his hire date in December 2025, Tobias Hartmann was not eligible for regular annual equity awards in 2025; however, he did receive new hire awards under the Inducement Equity Plan, as described in further detail below.

The Compensation Committee generally makes LTIP equity grants annually at its March meeting following issuance of Cars.com Annual Report on Form 10-K.
2025 Equity Pay Mix
The Compensation Committee approved the following 2025 equity pay mix for our regular annual grants to our NEOs:
•	CEO, CFO, CCO and Chief Product and Innovation Officer equity pay mix: 50% PSUs and 50% RSUs
•	CLO equity pay mix: 100% RSUs
2025 Annual Performance Share Units (PSUs)
In 2025, the Compensation Committee awarded the then-current CEO, CFO, CCO and Chief Product and Innovation Officer equity grants in the form of PSUs. The PSUs are based on a three-year performance period consisting of fiscal years 2025, 2026, and 2027, measuring performance against pre-established Revenue and Adjusted EBITDA growth targets and will include threshold and maximum payouts as indicated in the chart below.

		Performance Achievement %
Financial Metrics (in Millions)	Goal Weighting %	Threshold %	Target %	Maximum %
Three-Year Average Growth – Revenue	50%	25%	100%	200%
Three-Year Compound Annual Growth Rate – Adjusted EBITDA	50%	25%	100%	200%
2025 – 2027 LTIP Payout		25%	100%	200%

2025 Annual Restricted Stock Units (RSUs)
We determined the number of RSUs granted by dividing the approved value of each RSU grant by the closing share price of a share of Cars.com common stock on the date of grant. The 2025 RSUs vest in equal annual installments over a three-year period. Generally, a NEO must be employed through each vesting date to avoid forfeiting any unvested RSUs except as provided by Cars.com severance plans. RSUs that vest on each vesting date are settled in shares of common stock, less shares that Cars.com may withhold for payment of taxes.

40	Cars.com Inc.	2026 Proxy Statement

Compensation Discussion and Analysis
Inducement Equity Plan and New Hire Grants
On December 14, 2025, the Board adopted the Cars.com Inc. Inducement Equity Plan (the “Inducement Equity Plan”) to facilitate the grant of equity awards to individuals who were not previously employees of Cars.com, or who are returning to employment following a bona fide period of non-employment, as an inducement material to such individuals entering into employment with Cars.com. The Board adopted the Inducement Equity Plan in reliance on the inducement award exemption under Section 303A.08 of the New York Stock Exchange Listed Company Manual, which permits the grant of equity awards without stockholder approval in these specific circumstances.
The Inducement Equity Plan reserves 1,000,000 shares of the Cars.com's common stock for issuance and permits the grant of equity-based awards, including restricted stock units and performance-based restricted stock units. The Compensation Committee administers the Inducement Equity Plan and approves all awards granted under the plan. The Compensation Committee considers inducement awards under this plan to be distinct from, and in addition to, Cars.com’s ongoing equity compensation program under its stockholder-approved omnibus equity plan.
The Compensation Committee believes that the Inducement Equity Plan provides Cars.com with an important tool to attract and retain senior executive talent in a competitive labor market while aligning the interests of new executives with those of stockholders through long-term equity ownership.
Tobias’s offer letter provided that he would receive new hire grants of RSUs with a target value of $3,000,000 and PSUs with a target value of $2,000,000. In connection with his appointment as CEO-Designate on December 22, 2025, consistent with the terms of his offer letter, Tobias was granted 233,827 restricted stock units (vesting in equal annual installments on the first three anniversaries of the grant date) and 155,885 PSUs under the Inducement Equity Plan. Each PSU represents a contingent right to receive one share of Cars.com’s common stock upon the attainment of specified stock performance goals and continued service through the applicable vesting dates. PSUs may vest in three equally weighted installments on the later of (i) the achievement of stock price goals (based on the 30 trading day closing price average) of $15, $16 and $17 and (ii) January 1, 2027, January 1, 2028 and December 31, 2028, respectively.
Results and Payouts for Fiscal 2023 PSU Awards
For the PSUs granted to Alex, Sonia and Doug on March 15, 2023, the Compensation Committee established a three-year performance period from January 1, 2023 to December 31, 2025 (the “Performance Period”). Based on Cars.com’s performance during the Performance Period, between 0% and 200% of the target number of PSUs could have been earned. The performance goals for purposes of determining the number of PSUs earned were based 50% on Cars.com’s achievement of annual revenue growth rate over three years and 50% on Cars.com’s achievement of three-year EBITDA CAGR over the Performance Period, with ultimate performance interpolated on a linear basis as described below:

Annual Revenue Growth				Three Year Adjusted EBITDA CAGR
2023 Revenue Growth	2024 Revenue Growth	2025 Revenue Growth	Payout %	Growth Rate	Payout %
<2.5%	<3.0%	<3.0%	0%	<4.0%	0%
2.5%	3.0%	3.0%	25%	4.0%	25%
4.5%	5.5%	6.0%	100%	5.66%	100%
7.5%	8.5%	8.5%	200%	8.5%	200%
>7.5%	>8.5%	>8.5%	200%	>8.5%	200%

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Compensation Discussion and Analysis

Forecast Achievement
	Annual Revenue Growth Result			Cumulative Adjusted EBITDA CAGR
Period	Result	Tranche Wt %	Payout %	Results	Tranche Wt %	Payout %
2023	5.4%	16.67%	130.0%
2024	4.3%	16.67%	64.0%
2025	0.6%	16.67%	0.0%	4.18%	50.00%	33.2%
		Average Vest %	54.7%		Average Vest %	33.2%
		PSU Vest %	48.9%

Revenue growth performance is measured annually against targets, and at the end of the Performance Period, the actual payout is determined based on the average attainment and corresponding payout level. Achievement of the three-year adjusted EBITDA CAGR is measured against targets and payout determined at the end of the Performance Period. During the Performance Period, revenue for 2025 totaled $723.2 million, an increase of $4.1 million, or up 1%, compared to the prior year period, revenue for 2024 totaled $719.2 million, an increase of $30.0 million, or up 4%, compared to the prior year period, revenue for 2023 totaled $689.2 million, an increase of $35.3 million, or up 5%, compared to the prior year period. During the Performance Period, Cars.com achieved an Adjusted EBITDA CAGR of 4.18%. As a result of Cars.com’s performance during the Performance Period, the Fiscal 2023 PSUs vested at 48.9%.
Other Compensation
In addition to the primary elements of compensation (base salary, cash bonuses and equity awards) described above, NEOs may participate in benefit programs generally available to our employees, including a 401(k) plan that provides for matching contributions up to a stated limit.
Executive Compensation Policies and Arrangements
Employment Arrangements
In general, except for offer letters provided to all Cars.com employees, Cars.com does not enter into employment agreements with its employees. In certain instances, to attract and retain executives or key employees, Cars.com may provide sign-on bonuses (typically reflected in the offer letter) or award bonuses in recognition of interim service beyond the executive’s normal role. To minimize the need for unique employment agreements and to establish compensation programs that are market competitive, we have also adopted a Change-in-Control Severance Plan, and an Executive Severance Plan as described in the section “Named Executive Officer Compensation – Potential Payments Upon Termination or Change in Control” below.
Offer Letter with Tobias Hartmann
In connection with his appointment, Tobias entered into an offer letter with Cars.com, pursuant to which he will receive (or is expected to receive): (i) an annual base salary of $750,000, (ii) a target annual incentive award, beginning in 2026, equal to 110% of his base salary, (iii) new-hire grants under the Cars.com’s Inducement Equity Plan (as described in further detail above), and (iv) subject to requisite approval and the Compensation Committee’s discretion, annual equity awards with the 2026 grant at a target grant date value equal to approximately $7,000,000. Tobias is also a participant in the Executive Severance Plan and Change in Control Severance Plan and will be eligible to participate in other standard compensation and benefits programs for Cars.com executives.

42	Cars.com Inc.	2026 Proxy Statement

Compensation Discussion and Analysis
Separation Agreement with Alex Vetter
As previously disclosed, Alex ceased serving as the Cars.com’s Chief Executive Officer and as a Director effective January 15, 2026, and provided transition services thereafter as a special advisor under the direction of Tobias and the Chair until his involuntary termination of employment on March 31, 2026. Alex’s employment termination qualified for severance benefits pursuant to the Cars.com Executive Severance Plan. In addition, in exchange for his transition services from January 15, 2026 to March 31, 2026, Alex continued to receive his same base salary for that period and Cars.com agreed to extend the exercise period for his outstanding vested stock option awards until March 2030. Cars.com believes this arrangement is fair, success-based consideration in return for Alex’s services during the transition period, including Alex’s commercial relationships and industry knowledge following nearly three decades of service. Alex’s severance benefits are quantified below in “Potential Payments Upon Termination or Change in Control”
Stock Ownership and Retention Policy
Cars.com is committed to fostering a compensation structure that aligns each executive’s interests with those of our stockholders. As part of these alignment efforts, the Board adopted a Stock Ownership and Retention Policy that requires executive officers, including each NEO, to maintain a meaningful level of investment in Cars.com common stock. The levels of stock ownership are reviewed by the Compensation Committee to evidence compliance with the guidelines. Executive officers are expected to hold shares at least 50% of the net shares received after shares are withheld by Cars.com in payment of withholding taxes, counting unvested RSUs at 50% of the underlying shares, but excluding unearned PSUs received under equity grants until the stock ownership requirements are met. The following table reflects the minimum stock ownership guidelines for the executive officers, including the NEOs. As of the date of this Proxy Statement, all of our NEOs met their applicable stock ownership requirements.

Executive	Minimum Guideline Multiple of Base Salary
CEO	5x
President	2x
Chief Financial Officer	2x
CEO direct reports	1x

Hedging and Other Prohibited Transactions Policy
Our Insider Trading Policy prohibits employees, including executive officers, directors and their family members, from engaging in short sales, directly or indirectly, trading in puts or calls, options, warrants or similar instruments relating to Cars.com securities or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery), day-trading or hedging with respect to Cars.com securities. These restrictions are also applicable to hedging transactions through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, trading on margin or in margin-related derivatives, or any financial instruments or derivatives or entering into any contracts, warrants or the like for the purpose of hedging price movements in Cars.com securities. Additionally, directors and executive officers may not, directly or indirectly, pledge Cars.com securities as collateral on any debt instrument.

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Compensation Discussion and Analysis
Incentive Compensation Clawback Policy
Cars.com believes that it is in the best interests of Cars.com and its stockholders to create and maintain a culture that emphasizes integrity, accountability and that reinforces Cars.com’s pay-for-performance compensation philosophy. In accordance with the NYSE listing standards, Section 10D of the Exchange Act, and Rule 10D-1 under the Exchange Act, the Compensation Committee adopted a Clawback Policy (the “Clawback Policy”) to recover certain excess incentive-based compensation granted to current and former executive officers.
Under the Clawback Policy, the Compensation Committee is required to recover excess incentive-based compensation received within the last three completed fiscal years by covered employees, including current and former executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under any applicable securities laws (unless one of the limited clawback exception applies). The Clawback Policy also permits recovery of incentive-based compensation in the discretion of the Compensation Committee in the event of any violation of laws, regulations, or Cars.com policies that result in significant harm to Cars.com, including but not limited to reputational, financial, or competitive harm.
Equity Award Grant Practices
The Compensation Committee generally approves annual equity awards for eligible employees, including each of the NEOs, at its March meeting following the release of our annual earnings results. From time to time, the Compensation Committee may grant equity awards to key employees at other times in connection with hiring, promotion, recruitment and retention efforts. Additionally, employees may enroll to purchase shares of Cars.com’s common stock under the terms of the Cars.com Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). During 2025, Cars.com did not grant stock options to any NEO during any period beginning four business days before and ending one business day after the filing of any Cars.com periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material nonpublic information (“MNPI”). The Compensation Committee does not grant equity awards in anticipation of the release of MNPI and Cars.com does not time the release of MNPI based upon grant dates of equity.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis and discussed it with Cars.com management. Based on the Compensation Committee’s review and discussions, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in Cars.com’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025.

The Compensation Committee Report does not constitute soliciting material and is not considered filed or incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933 or under the Exchange Act.

Compensation Committee of the Board of Directors
Scott Forbes, Chairman Jerri DeVard Michael Kelly Donald A. McGovern, Jr. Greg Revelle Bala Subramanian

44	Cars.com Inc.	2026 Proxy Statement

Named Executive Officer Compensation
2025 SUMMARY COMPENSATION TABLE
The following Summary Compensation Table contains compensation information for fiscal years 2025, 2024, and 2023, as applicable, for our NEOs. Our NEOs for these periods were: (i) Alex Vetter, who served as CEO in 2025; (ii) Sonia Jain, who served as CFO in 2025, (iii) Lisa Gosselin, Angelique Strong Marks, and Tobias Hartmann, who were our other executive officers in 2025, and (iv) Doug Miller and Matthew Crawford, who were executive officers during 2025 but terminated employment prior to the end of the year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Alex Vetter(4) Former Chief Executive Officer	2025	750,000	—	6,000,001	—	663,053	14,000	7,427,054
	2024	750,000	—	8,000,022	—	767,250	13,800	9,531,072
	2023	750,000	—	5,500,024	—	889,350	43,848	7,183,222
Sonia Jain Chief Financial Officer	2025	566,500	—	2,118,992	—	500,826	14,000	3,200,318
	2024	550,000	—	2,037,509	—	562,650	13,800	3,163,959
	2023	550,000	—	1,787,522	—	652,190	7,333	2,997,045
Lisa Gosselin(5) Chief Commercial Officer	2025	384,375	—	1,875,018	—	339,814	15,918	2,615,125
Angelique Strong Marks Chief Legal Officer and Corporate Secretary	2025	425,250	—	850,512	—	170,887	11,163	1,457,812
	2024	417,375	—	850,507	—	194,079	11,669	1,473,630
	2023	389,063	40,000(6)	689,072	—	209,705	13,200	1,341,040
Tobias Hartmann(7) Chief Executive Officer	2025	—	—	5,000,005	—	—	—	5,000,005
Doug Miller(8) Former President and Chief Commercial Officer	2025	148,585	—	—	—	—	1,140,955	1,289,540
	2024	500,000	—	1,500,003	—	383,625	13,800	2,397,428
	2023	500,000	—	1,500,022	—	592,900	13,200	2,606,122
Matthew Crawford(9) Former Chief Product and Innovation Officer	2025	345,170	—	843,760	—	—	47,173	1,236,103
	2024	364,594	—	749,177	—	152,583	13,800	1,280,154

Cars.com Inc.	2026 Proxy Statement	45

Named Executive Officer Compensation
(1)
Amounts disclosed in this column represent grants of RSUs and PSUs made under our Omnibus Incentive Compensation Plan. With respect to each RSU and PSU grant, the amounts disclosed reflect the grant date fair value computed in accordance with FASB ASC Topic 718 and not amounts actually paid to, or realized by, the NEOs. The value of the PSUs included in the table above is based on probable outcome as of the grant date. Assuming maximum performance, the grant date value of the PSUs would be as follows: Alex - $6,000,001, Sonia - $2,118,992, Lisa - $1,575,008, Tobias - $4,000,009, and Matthew $843,760. For additional information, including assumptions used in calculating these amounts, see Note 10 to Cars.com’s audited consolidated financial statements for the year ended December 31, 2025, included in Cars.com’s Annual Report on Form 10-K for the year ended December 31, 2025. For additional information on the RSU and PSU grants made in 2025, see the “Grants of Plan-Based Awards in 2025” table below.

(2)
Amounts disclosed in this column for 2025 reflect cash amounts earned under our STIP. For additional information, see the section entitled “Compensation Discussion and Analysis— Elements of our Executive Compensation Practices.”

(3)
Amounts reported in this column include the Company’s 401(k) matching contributions and other benefits. For Doug Miller, these amounts include a $14,000 401(k) match, a $23,585 payout of accrued but unused paid time off, and severance-related payments consisting of: (i) a lump sum severance payment of $972,175; (ii) a prorated portion of his 2025 STIP award for the period from January 1 through March 31, 2025, totaling $109,467; and (iii) $21,728, representing 12 months of COBRA premiums for continued medical and dental coverage based on rates in effect as of March 31, 2025. For Matthew Crawford, these amounts include a $14,000 401(k) match and a $33,173 payout of accrued but unused paid time off.

(4)	Alex Vetter ceased serving as CEO and as a Director of Cars.com on January 15, 2026 and served as a Special Advisor until March 31, 2026.
(5)	Lisa Gosselin was appointed as Chief Commercial Officer of Cars.com effective February 24, 2025.
(6)	In 2023, Angelique received a one-time bonus of $40,000 in recognition of her contributions to Cars.com’s achievement of International Organization for Standardization (“ISO”) 27001 certification
(7)	Tobias Hartmann was appointed CEO-Designate of Cars.com effective December 22, 2025 and transitioned to CEO on January 15, 2026.
(8)	Doug Miller ceased service as President and Chief Commercial Officer of Cars.com effective February 24, 2025.
(9)	Matthew Crawford resigned as Chief Product and Innovation Officer of Cars.com effective November 28, 2025.

46	Cars.com Inc.	2026 Proxy Statement

Named Executive Officer Compensation
GRANTS OF PLAN-BASED AWARDS IN 2025
The following table sets forth information regarding grants of awards made to our NEOs during 2025.

Name/ Award Type	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alex Vetter
STIP		309,375	825,000	1,650,000	—	—	—	—	—	—	—
PSU	3/21/2025	—	—	—	75,172	257,732	515,464	—	—	—	3,000,000
RSU	3/21/2025	—	—	—	—	—	—	257,732	—	—	3,000,000
Sonia Jain
STIP		233,681	623,150	1,246,300	—	—	—	—	—	—	—
PSU	3/21/2025	—	—	—	26,548	91,022	182,044	—	—	—	1,059,496
RSU	3/21/2025	—	—	—	—	—	—	91,022	—	—	1,059,496
Lisa Gosselin
STIP		185,625	495,000	990,000	—	—	—	—	—	—	—
PSU	3/21/2025	—	—	—	19,733	67,655	135,310	—	—	—	787,504
RSU	3/21/2025	—	—	—	—	—	—	93,429	—	—	1,087,514
Angelique Strong Marks
STIP		79,734	212,625	425,250	—	—	—	—	—	—	—
RSU	3/21/2025	—	—	—	—	—	—	73,068	—	—	850,512
Tobias Hartmann
STIP		—	—	—	—	—	—	—	—	—	—
PSU(1)	12/22/2025	—	—	—	51,962	155,885	155,885	—	—	—	2,000,005
RSU	12/22/2025	—	—	—	—	—	—	233,827	—	—	3,000,000
Doug Miller
STIP		206,250	550,000	1,100,000	—	—	—	—	—	—	—
PSU	—	—	—	—	—	—	—	—	—	—	—
RSU	—	—	—	—	—	—	—	—	—	—	—
Matthew Crawford
STIP		70,313	187,500	375,000	—	—	—	—	—	—	—
PSU	3/21/2025	—	—	—	10,571	36,244	72,488	—	—	—	421,880
RSU	3/21/2025	—	—	—	—	—	—	36,244	—	—	421,880

(1)
Tobi’s PSU award is based on the achievement of specified stock price goals and continued service, rather than traditional performance metrics. The award consists of 155,885 PSUs, which may vest in three equal installments upon the later of (i) achievement of stock price goals (based on a 30-trading day average closing price) of $15, $16 and $17 and (ii) January 1, 2027, January 1, 2028 and December 31, 2028, respectively. For purposes of this table, the full PSU award of 155,885 is presented as both the target and maximum, and one-third of the award (51,962), corresponding to the initial stock price goal and continued service, is presented as the threshold. These amounts are provided solely to comply with tabular disclosure requirements and do not represent traditional threshold, target or maximum performance levels.

Cars.com Inc.	2026 Proxy Statement	47

Named Executive Officer Compensation
OUTSTANDING EQUITY AWARDS AT 2025 YEAR-END
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2025. Matthew Crawford resigned as Chief Product and Innovation Officer effective November 28, 2025 and, accordingly, did not have any outstanding equity awards as of December 31, 2025.

Name/ Grant Date	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
	Exercisable	Unexercisable
Alex Vetter
3/18/2020(2)	—	513,228	—	5.40	3/1/2030	—	—	—	—
3/17/2021(3)	—	290,994	—	15.17	3/1/2030	—	—	—	—
3/16/2022(4)	—	263,119	—	15.07	3/1/2032	—	—	—	—
3/15/2023(5)	—	—	—	—	—	55,657	679,015	—	—
3/15/2023(6)	—	—	—	—	—	—	—	166,971	2,037,046
3/14/2024(7)	—	—	—	—	—	118,064	1,440,381	—	—
3/14/2024(8)	—	—	—	—	—	—	—	177,096	2,160,571
5/13/2024(9)	—	—	—	—	—	—	—	112,297	1,370,023
3/21/2025(10)	—	—	—	—	—	257,732	3,144,330	—	—
3/21/2025(11)	—	—	—	—	—	—	—	257,732	3,144,330
Sonia Jain
3/15/2023(5)	—	—	—	—	—	18,089	220,686	—	—
3/15/2023(6)	—	—	—	—	—	—	—	54,266	662,045
3/14/2024(7)	—	—	—	—	—	40,093	489,131	—	—
3/14/2024(8)	—	—	—	—	—	—	—	60,139	733,696
3/21/2025(10)	—	—	—	—	—	91,022	1,110,468	—	—
3/21/2025(11)	—	—	—	—	—	—	—	91,022	1,110,468
Lisa Gosselin
3/21/2025(10)	—	—	—	—	—	25,774	314,443	—	—
3/21/2025(10)	—	—	—	—	—	67,655	825,391	—	—
3/21/2025(11)	—	—	—	—	—	—	—	67,655	825,391
Angelique Strong Marks
3/15/2023(5)	—	—	—	—	—	13,946	170,141	—	—
3/14/2024(7)	—	—	—	—	—	48,712	594,286	—	—
3/21/2025(10)	—	—	—	—	—	73,068	891,430	—	—
Tobias Hartmann
12/22/2025(12)	—	—	—	—	—	233,827	2,852,689	—	—
12/22/2025(13)	—	—	—	—	—	—	—	155,885	1,901,797
Doug Miller
3/15/2023(5)	—	—	—	—	—	15,179	185,184	—	—
3/15/2023(6)	—	—	—	—	—	—	—	45,538	555,564
3/14/2024(7)	—	—	—	—	—	29,516	360,095	—	—

48	Cars.com Inc.	2026 Proxy Statement

Named Executive Officer Compensation
(1)
Reflects the market value of outstanding RSUs and PSUs based on the price per share of common stock of $12.20, the closing market price on December 31, 2025. These amounts do not correspond to the actual value that may be realized by the NEOs. Receipt of any of the value of vesting equity is contingent upon the NEO’s continued employment with Cars.com through each applicable vesting date.

(2)	100% of these stock options vested on March 1, 2023.
(3)	100% of these stock options vested on March 1, 2024.
(4)	100% of these stock options vested on March 1, 2025.
(5)	100% of these RSUs vested on March 1, 2026.
(6)
These PSUs vested on March 1, 2026, subject to attainment of specific performance objectives established for fiscal years 2023 - 2025. The PSU value is set forth at target in the table above, but such awards ultimately vested at 48.9% of target.

(7)
On March 1, 2026, the following RSUs vested: 59,032 for Alex, 20,046 for Sonia, 16,736 for Angelique and 14,758 for Doug. The remaining RSUs will vest in equal installments on March 1, 2027 and March 1, 2028, except that (i) Doug’s remaining RSUs were forfeited in accordance with the terms of his separation agreement, and (ii) only a portion of Alex’s remaining RSUs will vest on March 1, 2027, and any unvested balance will be forfeited in accordance with the terms of his separation agreement.

(8)	100% of these PSUs will vest on March 1, 2027, subject to attainment of specific performance objectives established for fiscal years 2024-2026. The PSU value is set forth at target.
(9)
50% of these PSUs vested on March 1, 2026, and 50% will vest on March 1, 2027, subject to attainment of specific performance objectives established for fiscal years 2024-2025. The PSU value is set forth at target.

(10)
On March 1, 2026, the following RSUs vested: 85,911 for Alex, 30,341 for Sonia, 31,114 for Lisa, 24,356 for Angelique. The remaining RSUs will vest in equal installments on March 1, 2027 and March 1, 2028, except that only a portion of Alex’s remaining RSUs will vest on March 1, 2027, and any unvested balance will be forfeited in accordance with the terms of his separation agreement.

(11)	100% of these PSUs will vest on March 1, 2028, subject to attainment of specific performance objectives established for fiscal years 2025-2027. The PSU value is set forth at target.
(12)
These RSUs will vest in equal annual installments on December 22, 2026, December 22, 2027, and December 22, 2028, subject to the terms of the applicable award agreement and continued service through each applicable vesting date.

(13)	100% of these PSUs will vest on January 1, 2029, subject to attainment of specific performance objectives established for fiscal years 2026-2028. The PSU value is set forth at target.
OPTION EXERCISES AND STOCK VESTED IN 2025
The following table sets forth the number of shares of common stock acquired during 2025 by our NEOs upon the vesting of RSUs and the value realized upon such vesting. No stock options were exercised during 2025.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting ($)(2)
Alex Vetter	114,689	1,513,895
Sonia Jain	106,338	1,344,325
Lisa Gosselin	—	—
Angelique Strong Marks	52,890	665,724
Tobias Hartmann	—	—
Doug Miller	46,526	614,143
Matthew Crawford	31,741	418,981

(1)	Reflects the aggregate number of shares of common stock underlying the RSUs that vested in 2025.
(2)
Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NYSE of a share of common stock on the date of vesting or, if such day is a holiday, on the immediately preceding trading day by (ii) the number of shares of common stock acquired upon vesting. Shares of stock were withheld to pay taxes due in connection with the vesting. Of the amount shown, Alex received net shares valued at $990,660, Sonia received net shares valued at $839,376, Angelique received net shares valued at $469,857, Doug received net shares valued at $459,782, and Matthew received net shares valued at $311,098.

Cars.com Inc.	2026 Proxy Statement	49

Named Executive Officer Compensation
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Severance Arrangements
Cars.com maintains a Change in Control Severance Plan (the “CIC Severance Plan”) and the Executive Severance Plan (the “Executive Severance Plan” and together with the CIC Severance Plan, the “Severance Plans”). There is no duplication of benefits between the Severance Plans, so participants who have a qualifying termination of employment under both Severance Plans receive benefits from the CIC Severance Plan and not from the Executive Severance Plan. The Compensation Committee determines Severance Plans participants, who are Tobias, Sonia, Lisa, Angelique, and certain other executive employees (and, as of December 31, 2025, also included Alex). The following describes the severance arrangements that were in place under the Severance Plans as of December 31, 2025.
Under the CIC Severance Plan, a participant who, in connection with a change in control of Cars.com or within two years following a change in control, experiences an involuntary termination without cause or voluntarily terminates his or her employment for good reason, would receive a lump sum amount equal to the sum of (1) any unpaid base salary and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination date occurs, as well as outplacement benefits. If the annual bonus for the year prior to the date of termination had not yet been paid, the participant would be paid at the time those bonuses are paid to other participants. Additionally, participants would receive a lump sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the change in control, and (2) the participant’s average annual bonus earned for the three most recent fiscal years for which the participant had been paid (or was eligible for) a bonus preceding the termination (or, if higher, the three fiscal years preceding the change in control). The severance multiple for each of Tobias and Alex is 2.0 and 1.5 for each of Sonia, Lisa, and Angelique. A participant will also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by 24 for Tobias and Alex and 18 for Sonia, Lisa and Angelique.
The CIC Severance Plan does not provide excise tax gross-ups on payments to participants. If payments would subject a participant to the IRS parachute excise tax, Cars.com would then either (i) reduce the payment to the largest portion of the payments that would result in no portion of the payments being subject to the parachute excise tax or (ii) pay the full amount of such payments, whichever is better on an after-tax basis for the participant.
Under the Executive Severance Plan, a participant who experiences an involuntary termination of employment without cause would receive a lump-sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of the participant’s annual base salary and average annual bonus earned for the three most recent fiscal years for which the participant had been paid (or was eligible for) a bonus preceding the termination. The severance multiple is 1.5 for Tobias and Alex and 1.0 for each of Sonia, Lisa and Angelique. The participant would also receive a lump sum amount equal to any unpaid base salary and bonus through the date of termination and would be eligible to receive a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination based on actual Cars.com performance and individual performance at target, paid when such payments are made to other participants (in the event the termination occurs before annual bonuses have been paid for the prior year, the participant would be entitled to receive the annual bonus for that year based on actual performance, paid when such payments are made to other participants). Additionally, the participant would

50	Cars.com Inc.	2026 Proxy Statement

Named Executive Officer Compensation
generally receive 12 months continued vesting under equity awards (18 months for Tobias and Alex). A participant would also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by 18 for Tobias and Alex and 12 for Sonia, Lisa and Angelique.
Both the CIC Severance Plan and the Executive Severance Plan provide that severance payments are contingent upon the participant’s execution of a release of claims in favor of Cars.com and its affiliates and agreeing to (or reaffirming) restrictive covenants in other agreements or providing covenants restricting the participant’s solicitation of employees, disparagement of Cars.com and its affiliates, and disclosure of confidential information (other than as required by law) and, in the case of the Executive Severance Plan, restricting the participant’s competition, as permitted by applicable law. Additionally, the Severance Plans include a defined claims and appeals process, and a specified statute of limitations for initiating claims.
In addition, RSUs and Options awarded to Tobias, Alex, Sonia, Lisa and Angelique, provide for pro-rata vesting upon death and disability. RSUs, Options and PSUs vest (at target for PSUs) upon a change in control if the awards are not continued or assumed in connection with the change in control and vest upon a termination by Cars.com or its successor without cause or by the NEO for good reason within two years after a change in control if the equity awards are continued or assumed in connection with the change in control.
Under our STIP, if a participant’s employment is terminated involuntarily during a performance year due to death or disability, such participant will be eligible for a prorated portion of his or her bonus, as determined based on actual performance and the number of days completed in the performance year. If a participant’s employment is terminated for any other reason during a performance year, no award shall be payable to such participant in respect of such year.
Summary of Potential Benefits
The following table shows the payments and benefits potentially payable to each of our NEOs (other than Doug and Matthew) upon a qualifying termination under the Severance Plans assuming a December 31, 2025, termination of employment. The employment of the NEOs listed below in the table did not actually terminate on December 31, 2025, and as a result they received none of the amounts shown in the table below. The actual amounts to be paid to our executives in connection with their termination can be determined only at the time and in the circumstances of such termination. In addition to the amounts shown in the table below, each executive is entitled to receive amounts earned during the term of employment regardless of the manner of termination, including accrued but unpaid base salary and other employee benefits to which such NEO was entitled on the date of termination. For purposes of calculating the value of equity acceleration, the December 31, 2025 closing price of $12.20 was used.

Executive/ Payment Elements	CIC Termination ($)	Qualifying Termination (other than a CIC Termination) ($)
Alex Vetter
Salary	1,500,000(1)	1,125,000(1)
Annual Performance Bonus	2,305,600(2)	1,815,853(3)
Restricted Stock Units	5,263,727(4)	4,215,612(5)
Performance Share Units	8,711,971(6)	5,567,641(7)
Stock Options	—	—
Health Coverage	55,623	41,717
Outplacement	25,000	—
TOTAL	17,861,920	12,765,824

Cars.com Inc.	2026 Proxy Statement	51

Named Executive Officer Compensation

Executive/ Payment Elements	CIC Termination ($)	Qualifying Termination (other than a CIC Termination) ($)
Sonia Jain
Salary	849,750(1)	566,500(1)
Annual Performance Bonus	1,209,888(2)	984,781(3)
Restricted Stock Units	1,820,293(4)	835,419(5)
Performance Share Units	2,506,209(6)	662,045(7)
Health Coverage	33,351	22,234
Outplacement	25,000	—
TOTAL	6,444,492	3,070,980
Lisa Gosselin
Salary	675,000(1)	450,000(1)
Annual Performance Bonus	1,237,500(2)	834,814(3)
Restricted Stock Units	1,139,834(4)	379,957(5)
Performance Share Units	825,391(6)	—
Health Coverage	41,717	27,811
Outplacement	25,000	—
TOTAL	3,944,441	1,692,583
Angelique Strong Marks
Salary	637,875(1)	425,250(1)
Annual Performance Bonus	432,888(2)	344,042(3)
Restricted Stock Units	1,655,857(4)	671,464(5)
Performance Share Units	—	—
Health Coverage	23,200	15,467
Outplacement	25,000	—
TOTAL	2,774,820	1,456,222
Tobias Hartmann
Salary	1,500,000(1)	1,125,000(1)
Annual Performance Bonus	1,650,000(2)	825,000(3)
Restricted Stock Units	2,852,689(4)	950,905(5)
Performance Share Units	1,901,797(6)	—
Health Coverage	55,623	41,717
Outplacement	25,000	—
TOTAL	7,985,109	2,942,622

(1)	Represents a lump sum payment in an amount equal to the executive’s annual base salary times the severance multiple applicable under each termination scenario.
(2)
Represents a lump sum payment in an amount equal to the severance multiple times the three-year average STIP award plus a pro-rated portion of the three-year average bonus based on the number of days served during the year of termination. As of December 31, 2025, the pro-rated portion of the three-year average bonus is 100%.

(3)
Represents a lump sum payment in an amount equal to the severance multiple times the three-year average STIP award plus a pro-rated portion of the annual bonus based on actual Company performance and on the number of days served during the year of termination. As of December 31, 2025, the pro-rated portion of the annual bonus is 100%.

(4)	Represents the dollar value of 100% accelerated vesting of such individual’s RSU awards outstanding as of December 31, 2025.
(5)	Represents the dollar value of continued vesting of RSUs vesting for 18 months (for the CEO) or 12 months (for the other NEOs) of the termination date, which is assumed to be December 31, 2025.
(6)	Represents the dollar value of accelerated vesting of PSUs based on target achievement of performance objective.
(7)	Represents the dollar value of continued vesting of PSUs vesting for 18 months (for the CEO) or 12 months (for the other NEOs) of the termination date, which is assumed to be December 31, 2025.

52	Cars.com Inc.	2026 Proxy Statement

Named Executive Officer Compensation
Severance Payments to Former Named Executive Officers
Severance Payments to Alex Vetter, Former Chief Executive Officer
In connection with Alex’s involuntary separation as CEO, Cars.com is providing Alex with severance payments and benefits pursuant to the Cars.com Executive Severance Plan. Effective March 31, 2026, Alex will receive (i) a lump sum severance payment equal to Alex’s annual base salary, plus the average annual bonus Alex earned with respect to the three fiscal years immediately prior to 2026, multiplied by Alex’s severance multiple of 1.5 for a total of $2,365,800, (ii) a portion of Alex’s 2026 STIP award, prorated from January 1 to March 31, 2026, based on Cars.com’s actual performance in 2026, (iii) service credit and continued vesting in all stock-based awards for the 18-month period from March 31, 2026 to September 30, 2027, and (iv) an amount equal to the monthly COBRA cost of medical and dental coverage in effect as of March 31, 2026 multiplied by 18 months for a total of $49,108. As disclosed above, in exchange for his transition services from January 15, 2026 to March 31, 2026, Alex continued to receive his same base salary for that period and Cars.com agreed to extend the exercise period for his outstanding vested stock option awards until March 2030.
Severance Payments to Doug Miller, Former President and Chief Commercial Officer
In connection with Doug’s involuntary separation as President and Chief Commercial Officer, Cars.com paid severance payments and benefits to Doug in accordance with the Cars.com Executive Severance Plan. The severance payments described reflect actual amounts paid or earned during fiscal year 2025 and are included in the Summary Compensation Table under “All Other Compensation.” Cars.com paid Doug Miller (i) a lump sum severance payment equal to Doug’s annual base salary, plus the average annual bonus Doug earned with respect to the three fiscal years immediately prior to 2025, multiplied by Doug’s severance multiple of 1 for a total of $972,175, (ii) a portion of Doug’s 2025 STIP award, prorated from January 1 to March 31, 2025, for a total of $109,467, (iii) service credit and continued vesting in all stock-based awards for the 12-month period from March 31, 2025 to March 31, 2026, (iv) an amount equal to the monthly COBRA cost of medical and dental coverage in effect as of March 31, 2025 multiplied by 12 months for a total of $21,728; and (v) senior executive-level outplacement services with a cost to Cars.com of no more than $25,000.
As noted above, Matthew Crawford resigned in 2025 and therefore did not receive any severance compensation in connection with his termination of employment.

Cars.com Inc.	2026 Proxy Statement	53

Named Executive Officer Compensation
Compensation and Risk
We have undertaken a risk review of Cars.com’s employee compensation plans and arrangements in which our employees (including our executive officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten Cars.com’s value. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing compensation objectives such as fair rewards, successful recruitment and retention of talent and including the following elements of Cars.com’s compensation framework:
•	a commission-based incentive program for sales employees that results in payout based only on measurable financial or business-critical metrics;
•
annual bonuses with a portion for executive employees that are correlated with and funded based on Cars.com’s performance and are paid based on a combination of quantitative and/or qualitative factors and individual performance; and

•
our practice of awarding long-term equity grants to our executives upon hire and annually to directly tie the executive’s expectation of compensation to their contributions to the long-term value of Cars.com.

Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive programs, are not reasonably likely to have a material adverse effect on Cars.com.
Equity Compensation Plan Information
The following table provides information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all our existing equity compensation plans as of December 31, 2025. Our Omnibus Incentive Compensation Plan, Employee Stock Purchase Plan and Inducement Equity Plan are our only compensation plans pursuant to which our equity securities are authorized for issuance. We refer to these plans and grants collectively as our “Equity Compensation Plans.”

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	6,311,411	10.45	7,271,418(3)
Equity compensation plans not approved by security holders	389,712	N/A	610,288(4)
TOTAL	6,701,123		7,881,706

(1)
Represents RSUs, PSUs, and stock options issued under our Equity Compensation Plans. RSUs and PSUs may be settled only for shares of our common stock on a one-for-one basis. Stock options may be exercised at a specified grant exercise price and settled for shares of our common stock on a one-for-one basis. The number included for PSUs reflects units awarded at target. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding our equity awards.

(2)	Represents weighted-average exercise price of outstanding stock options to purchase 1,067,341 shares of our common stock.
(3)	Consists of 5,770,633 shares reserved for issuance under our Omnibus Incentive Compensation Plan and 1,500,785 shares reserved for issuance under our ESPP.
(4)	Consists of 610,288 shares reserved for issuance under our Inducement Equity Plan.

54	Cars.com Inc.	2026 Proxy Statement

CEO Pay Ratio Disclosure
Cars.com strives to establish fair and competitive compensation programs to effectively attract, retain, and motivate our talented workforce. This CEO Pay Ratio Disclosure includes the total annual compensation of Alex Vetter, who served as our CEO for the entire fiscal year ended December 31, 2025. Tobias Hartmann was appointed CEO-Designate on December 22, 2025; however, because he did not serve as our Principal Executive Officer in 2025, his compensation is not included in the CEO pay ratio calculation.
The ratio presented below reflects the relationship between the total annual compensation of Alex Vetter and the annual total compensation of our median employee (other than the CEO). As of December 31, 2025, our employee population consisted of 1,700 full-time, part-time, seasonal and temporary US and Canadian-based employees. This number excludes Alex.
We identified the “median employee” based on the “annual total compensation” of each employee who was part of our employee population on December 31, 2025. Each employee’s annual total compensation was calculated by totaling the following compensation components: (i) cash compensation paid in 2025, which included regular pay (wages and salary), all overtime, bonus payments and commissions, and (ii) the grant date fair value of each equity award granted in 2025. The foregoing calculation excluded any cash or equity-based sign-on bonus paid or granted to an employee during 2025. We annualized the compensation for any full or part-time employee in the population who had worked less than a year as of December 31, 2025.
The annual total compensation of our former CEO was $7,427,053 as presented in the 2025 Summary Compensation Table. For 2025, the annual total compensation of our median employee was $114,524, which was calculated in the same manner that the total compensation of our NEOs was calculated and reported in the Summary Compensation Table. Based on this information, the ratio of our CEO’s total compensation to our median employee’s total compensation for fiscal 2025 was 65 to 1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Cars.com Inc.	2026 Proxy Statement	55

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below summarizes the relationship between executive compensation actually paid to the Principal Executive Officer (“PEO”) and the Non-PEO Named Executive Officers (“Non-PEO NEOs”) and certain financial performance measures for fiscal years 2021, 2022, 2023, 2024 and 2025. For additional information about our performance-based pay philosophy and how we align executive compensation with Cars.com performance, refer to the Compensation Discussion and Analysis section.
The financial performance measures used are Cars.com’s total stockholder return (“TSR”), the peer group TSR, and Cars.com’s Net Income, each of which are required financial performance measures under SEC rules. The SEC rules also require that Cars.com select its most important other financial performance measure(s) used to link the compensation actually paid to these officers to Cars.com’s performance, which are Revenue and Adjusted EBITDA, as reflected in the table below.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)	Net Income (in millions)	Company Selected Measure: Revenue (in millions)	Supplemental Measure: Adjusted EBITDA (in millions)
(a)	(b)	(c)(3)	(d)	(e)(3)	(f)(4)	(g)(5)	(h)	(i)	(j)(6)
2025	7,427,054	(483,170)	2,466,484	1,495,964	107.96	138.27	20.1	723.2	211.1
2024	9,531,072	2,060,308	2,078,793	689,600	153.36	115.41	48.2	719.2	209.7
2023	7,183,222	6,335,320	2,314,736	837,391	167.88	86.60	118.4	689.2	194.9
2022	6,369,207	(2,374,194)	1,772,123	476,515	121.86	59.35	17.2	653.9	186.7
2021	6,985,255	9,155,724	2,034,898	3,000,169	142.39	97.88	10.8	623.7	189.2

(1)	Alex Vetter served as our PEO for the full year for each of 2025, 2024, 2023, 2022 and 2021.
(2)
For 2025, our Non-PEO NEOs included Tobias Hartmann, Sonia Jain, Lisa Gosselin, Angelique Strong Marks, Doug Miller and Matthew Crawford. For 2024, our Non-PEO NEOs included Sonia Jain, Doug Miller, Angelique Strong Marks and Matthew Crawford. For 2023, our Non-PEO NEOs included Sonia Jain, Doug Miller and Angelique Strong Marks. For 2022, our Non-PEO NEOs included Sonia Jain, Jandy Tomy, Doug Miller, Angelique Strong Marks and Jim Rogers. For 2021, our Non-PEO NEOs included Sonia Jain, Doug Miller and Jim Rogers.

(3)
Compensation Actually Paid (“CAP”) has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (“SCT”) for 2025:

56	Cars.com Inc.	2026 Proxy Statement

Pay Versus Performance
PEO SCT Total to CAP Reconciliation

2025
Summary Compensation Table Total for PEO (column (b))	$7,427,054
Subtract amounts reported under the “Stock Awards” column in the SCT	($6,000,001)
Subtract amounts reported under the “Option Awards” column in the SCT	$0
Add the year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$6,280,929
Add/(Subtract) year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	($7,021,357)
Add/(Subtract) year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	($1,169,795)
Compensation Actually Paid to PEO (column (c))	$(483,170)

Average Non-PEO NEO SCT Total to CAP Reconciliation

2025
Summary Compensation Table Total for Non-PEO NEOs (column (d))	$2,466,484
Subtract amounts reported under the “Stock Awards” column in the SCT	($1,781,381)
Add the year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$1,654,254
Add/(Subtract) year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	($405,375)
Add/(Subtract) year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	($169,448)
Subtract fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	($268,570)
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$1,495,964

(4)	Reflects cumulative Total Shareholder Return (TSR). It shows the growth of a $100 investment on December 31, 2020 in Cars.com Common Stock.
(5)
Peer Group TSR reflects the TSR of the Research Data Group’s (“RDG”) Internet Composite Index, the industry index peer group reported in our Cumulative Stockholder Return Graph in the 2025 Annual Report on Form 10-K.

(6)
Cars.com defines Adjusted EBITDA as net income (loss) before (1) interest expense, net, (2) income tax (benefit) expense, (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) unrealized mark-to-market adjustments and cash transactions related to derivative instruments, (7) unrealized foreign currency exchange gains and losses, and (8) certain other items, such as transaction-related items, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets.

Cars.com Inc.	2026 Proxy Statement	57

Pay Versus Performance
Relationship between Performance Measures and Compensation Actually Paid
The following tables provide a five-year graphical comparison of the relationship between executive compensation actually paid to performance measures.
The following table illustrates the value of compensation actually paid to our PEO and Non-PEO NEOs (expressed as an average) and Total Shareholder Return and Peer Group Total Shareholder Return.

Relationship Between Compensation Actually Paid and Total Shareholder Return
Compensation Actually Paid
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1000,000)
$(2000,000)
$(3000,000)
Total Shareholder Return Value of $100 Investment on 12/31/2019
$260.00
$240.00
$220.00
$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2021
2022
2023
2024
2025
PEO - CAP
Avg Non PEO - CAP
CARS TSR
Peer Group TSR

The following table illustrates the value of compensation actually paid to our PEO and Non-PEO NEOs (expressed as an average) and Net Income.

Relationship Between Compensation Actually Paid and Cars.com Net Income
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
$(2,000,000)
$(3,000,000)
Compensation Actually Paid
$500.00
$400.00
$300.00
$200.00
$100.00
$-
$(100.00)
$(200.00)
$(300.00)
$(400.00)
$(500.00)
Net Income (in millions)
2021
2022
2023
2024
2025
PEO - CAP
Avg Non PEO - CAP
Net Income

58	Cars.com Inc.	2026 Proxy Statement

Pay Versus Performance
The following table illustrates the value of compensation actually paid to our PEO and Non-PEO NEOs (expressed as an average) and Revenue.

Relationship Between Compensation Actually Paid and Cars.com Revenue
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1000,000)
$(2000,000)
$(3000,000)
Compensation Actually Paid
$800.00
$700.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$-
Revenue (in millions)
2021
2022
2023
2024
2025
PEO - CAP
Avg Non PEO - CAP
Revenue

The following table illustrates the value of compensation actually paid to our PEO and Non-PEO NEOs (expressed as an average) and Adjusted EBITDA.

Relationship Between Compensation Actually Paid and Cars.com Adjusted EBITDA
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1000,000)
$(2000,000)
$(3000,000)
Compensation Actually Paid
$250.00
$200.00
$150.00
$100.00
$50.00
$-
Adjusted EBITDA (in millions)
2021
2022
2023
2024
2025
PEO - CAP
Avg Non PEO - CAP
Adjusted EBITDA

Tabular List of Most Important Performance Measures
The items listed below represent the most important performance measures we use to link compensation actually paid to our NEOs in 2025 to our performance.

Revenue
Adjusted EBITDA
Stock Price

Cars.com Inc.	2026 Proxy Statement	59

Security Ownership
Security Ownership of Certain Beneficial Owners
The following table shows the number of shares of Cars.com common stock beneficially owned as of March 20, 2026 by each person who, to our knowledge, beneficially owns more than 5% of our issued and outstanding common stock. The percentage of beneficial ownership for the following table is based on 58,130,822 shares of our common stock outstanding as of March 20, 2026.
The amounts and percentages of shares beneficially owned are reported based on SEC regulations governing the determination of beneficial ownership of securities. Under these rules, a person is deemed a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the security. A person also beneficially owns any securities that the person has the right to acquire within 60 days. Securities that can be acquired this way are deemed to be outstanding for purposes of computing a person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which that person has no economic interest.

Name of Beneficial Owner	Shares of Common Stock	Percent %(6)
FMR LLC(1)	9,934,335	17.1%
Blackrock, Inc.(2)	4,173,915	7.2%
The Linda Ahmed Declaration of Trust(3)	3,500,400	6.0%
Pale Fire Capital SICAV a.s.(4)	3,454,230	5.9%
Dimensional Fund Advisors(5)	3,172,567	5.5%

(1)
The information is based solely on Amendment No. 2 to Schedule 13G jointly filed on February 9, 2024 by FMR LLC and Abigail P. Johnson reporting beneficial ownership as of December 29, 2023. FMR LLC reported that it has sole voting power over 9,926,107 shares, sole dispositive power over 9,934,335 shares, and no shared voting or dispositive power. Abigail P. Johnson reported that she has sole dispositive power over 9,934,335 shares and no sole voting, shared voting, or shared dispositive power. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. The business mailing address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(2)
The information is based solely on Amendment No. 10 to Schedule 13G filed on April 7, 2026 by BlackRock, Inc. and its subsidiaries, reporting beneficial ownership as of March 31, 2026. BlackRock Inc. reported that it has sole voting power over 4,089,653 shares, sole dispositive power over 4,173,915 shares, and no shared voting or shared dispositive power. The business mailing address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(3)
This information is based solely on Schedule 13G jointly filed on May 3, 2024 by ACMGMT LLC, the Linda Ahmed Declaration of Trust, Atlantic Coast Warranty Corp., Ali Ahmed and Faisal Ahmed reporting beneficial ownership as of April 18, 2024. ACMGMT LLC reported that it has no sole voting power, sole dispositive power, shared voting power or shared dispositive power. The Linda Ahmed Declaration of Trust reported that it has sole voting power and sole dispositive power 2,500,400 shares and shared voting and shared dispositive power over 3,500,400 shares. Atlantic Coast Warranty Corp. reported that it has sole voting power and sole dispositive power over 1,000,000 shares and shared voting power and shared dispositive power over 3,500,400 shares. Ali Ahmed reported that he has sole voting power and sole dispositive power over 1,000,000 shares and shared voting and shared dispositive power over 1,000,000 shares. Faisal Ahmed reported that he has sole voting power and sole dispositive power 3,500,400 shares and shared voting and shared dispositive power over 3,500,400 shares. The business mailing address for ACMGMT LLC, The Linda Ahmed Declaration of Trust, Atlantic Coast Warranty Corp., Ali Ahmed and Faisal Ahmed is 5875 NW 163rd Street, Suite 105, Miami Lakes, Florida 33014.

(4)
This information is based solely on Schedule 13G jointly filed on March 6, 2026 by Pale Fire Capital SICAV a.s., Pale Fire Capital investicni spolecnost a.s., Pale Fire Capital SE, Dusan Senkypl and Jan Barta reporting beneficial ownership as of February 27, 2026. Pale Fire Capital SICAV a.s. reported that it has shared voting power and shared dispositive power over 3,454,230 shares, and no sole voting or sole dispositive power. Pale Fire Capital investicni spolecnost a.s. reported that it has shared voting power and shared dispositive power over 3,454,230 shares, and no sole voting or sole dispositive power. Pale Fire Capital SE reported that it has shared voting power and shared dispositive power over 3,454,230 shares, and no sole voting or sole dispositive power. Dusan Senkypl reported that he has shared voting power and shared dispositive power over 3,454,230 shares, and no sole voting or sole dispositive power. Jan Barta reported that he has shared voting power and shared dispositive power over 3,454,230 shares,

60	Cars.com Inc.	2026 Proxy Statement

Security Ownership
and no sole voting or sole dispositive power. The business mailing address of each of Pale Fire Capital SICAV a.s., Pale Fire Capital investicni spolecnost a.s., and Pale Fire Capital SE is Zatecka 55/14, Josefov, 110 00 Prague 1, Czech Republic. The business mailing address of Mr. Senkypl is Jestrabi 493, Osnice, 252 42 Jesenice, Czech Republic. The business mailing address of Mr. Barta is Na bateriich 104/35, Brevnov, 162 00 Prague 6, Czech Republic.
(5)
This information is based solely on Schedule 13G filed on July 15, 2025 Dimensional Fund Advisors LP reporting beneficial ownership as of June 30, 2025. Dimensional Fund Advisors LP reported that it has sole voting power over 3,080,271 shares, sole dispositive power over 3,172,567 shares, and no shared voting or shared dispositive power. The business mailing address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas, 78746.

(6)
The ownership percentages set forth in this column are based on the assumption that each of the principal stockholders continued to own the number of shares reflected in the table above on March 20, 2026.

Security Ownership of Directors, Named Executive Officers and Executive Officers
The following table shows the number of shares of Cars.com common stock beneficially owned as of March 20, 2026 by:
1.	each of our current directors and nominees for director;
2.	each of our named executive officers; and
3.	all of our directors and executive officers as a group.
The following table includes shares held by directors as of March 20, 2026, including directors not standing for reelection at the Annual Meeting. Cars.com compiled the following table using information provided by our executive officers and directors and Section 16 reports filed with the SEC. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them. To our knowledge, no shares of our common stock beneficially owned by any director or executive officer have been pledged as security. The percentage of beneficial ownership for the following table is based on 58,130,822 shares of our common stock that were outstanding as of March 20, 2026. Unless otherwise noted, the address for each beneficial owner listed below is c/o Cars.com Inc., 300 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606.

Name of Beneficial Owner	No. of Shares Beneficially Owned	No. of Stock Units(1)	Percentage of Shares Beneficially Owned
Non-Employee Directors:
Jerri DeVard	27,076	85,154	*
Scott Forbes	69,203	124,185	*
Jill Greenthal	88,766(2)	20,512	*
Thomas Hale	53,113	24,117	*
Michael Kelly	30,021	79,342	*
Donald A. McGovern Jr.	50,419(2)	42,214	*
Greg Revelle	69,628(2)	47,602	*
Jenell R. Ross	33,076	36,402	*
Bala Subramanian	65,312	42,999	*
Bryan Wiener	29,603	60,341	*
Named Executive Officers:
Alex Vetter	612,732	—(3)	1.05%
Sonia Jain	162,439	—(4)	*
Lisa Gosselin	22,888	—(5)	*
Angelique Strong Marks	77,565	—(6)	*
Tobias Hartmann	0	—(7)	*
All directors and executive officers as a group (15 persons)	1,391,841	562,868	3.36%

*	Less than one percent

Cars.com Inc.	2026 Proxy Statement	61

Security Ownership
(1)	Represents shares of our common stock underlying vested RSUs with delivery of shares deferred.
(2)	Includes 18,305 shares underlying restricted stock units (RSUs) that are vesting within 60 days.
(3)	Alex holds an aggregate amount of 230,853 RSUs and 714,096 PSUs (based on target achievement). that will not have vested within 60 days.
(4)	Sonia holds an aggregate amount of 236,994 RSUs and 203,250 PSUs (based on target achievement) that will not have vested within 60 days.
(5)	Lisa holds an aggregate amount of 186,567 RSUs and 109,083 PSUs (based on target achievement) that will not have vested within 60 days.
(6)	Angelique holds an aggregate amount of 130,051 RSUs and 21,535 PSUs (based on target achievement) that will not have vested within 60 days.
(7)	Tobias holds an aggregate amount of 577,977 RSUs and 500,035 PSUs (based on target achievement) that will not have vested within 60 days.
Transactions with Related Persons
The Audit Committee, pursuant to its charter and a Board adopted policy, is responsible for reviewing, approving, and ratifying all related person transactions. Pursuant to the policy, a “related person transaction” is any financial transaction, arrangement or relationship (including any indebtedness or the guarantee of indebtedness) involving Cars.com in which the (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and (2) any related person has or will have a direct or indirect material interest. Related persons are (1) directors and executive officers of Cars.com, (2) any nominee for election as a director of Cars.com, (3) any person known to Cars.com to be the beneficial owner of 5% or more of Cars.com securities, or (4) any immediate family member of a person identified in (1) – (3).
Each year, our directors and executive officers complete Questionnaires designed to elicit information about potential related person transactions. On a quarterly basis, the Chief Legal Officer works with the Cars.com Finance Team to determine if any payments have been made to or received from any related person. Additionally, each director, executive officer and nominee for director must promptly provide written notice to our Chief Legal Officer of any potential related person transaction involving that person or their immediate family member. After consultation with outside counsel, as appropriate, the Chief Legal Officer presents the potential related person transactions to the Audit Committee for review of all the reasonably available facts and circumstances to determine if the potential related person transaction is in compliance with Cars.com’s corporate governance policies and in the best interest of our stockholders.
Pursuant to the policy, the Audit Committee evaluated and approved the following “related person” transactions as a transaction consistent with our corporate governance policies and in the best interest of our stockholders:
•
In 2025, ACMGMT, LLC and affiliated dealerships purchased products and services from Cars.com for a total purchase price of $7,272,547, all on terms comparable to those that could be obtained in an arm’s length transaction with unrelated third parties. ACMGMT, LLC and affiliated dealerships are controlled by Faisal Ahmed, in which ACMGMT LLC, Atlantic Coast Warranty Corp., Ali Ahmed, Faisal Ahmed and Tiffany Ahmed may be deemed to have had an indirect material interest.

•
In 2025, Bob Ross Buick-GMC and Mercedes-Benz of Centerville purchased products and services from Cars.com for a total purchase price of $320,441, all on terms comparable to those that could be obtained in an arm’s length transaction with unrelated third parties. Jenell Ross, a member of our board of directors, is the President and CEO of Bob Ross Buick-GMC and the President of Mercedes-Benz of Centerville.

For additional information please see the Security Ownership of Certain Beneficial Owners section.

62	Cars.com Inc.	2026 Proxy Statement

Security Ownership
Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons holding more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. The SEC has established specific deadlines for these reports, and we are required to report in this proxy statement any failure by directors, officers, or 10% holders to file such reports by these deadlines. Based solely on our review of the Section 16(a) reports that have been filed by or on behalf of our directors, executive officers and persons who own more than 10% of our common stock, and on representations from the reporting persons, we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2025.

Cars.com Inc.	2026 Proxy Statement	63

Proposal Two:
Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit Cars.com’s financial statements. The Audit Committee appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm for Cars.com and its subsidiaries for the fiscal year ending December 31, 2025. EY has been retained in that capacity since 2016.
The Audit Committee believes that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Cars.com and its stockholders. As good corporate governance practice, the Board is seeking stockholder ratification of the appointment even though ratification is not required by our Bylaws. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of EY as the independent registered public accounting firm for Cars.com and its subsidiaries for the fiscal year ending December 31, 2026. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of Cars.com and its stockholders.
A representative from EY will be present virtually at the Annual Meeting to make a statement if desired and to respond to appropriate questions.
Audit and non-audit fees
The following table shows fees for professional services performed by EY for the annual audit of our consolidated financial statements for fiscal years 2025 and 2024, the review of our interim consolidated financial statements for each quarter in fiscal years 2025 and 2024, and for audit-related, tax, and all other services performed in 2025 and 2024:

Type of Fees	FY 2025 ($ in thousands)	FY 2024 ($ in thousands)
Audit Fees(1)	1,607	1,705
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total	1,607	1,705

(1)
Audit fees include fees rendered in connection with the annual audit of Cars.com’s consolidated financial statements; reviews of Cars.com’s unaudited consolidated interim financial statements; services for consultations and other current matters.

(2)
Audit-related fees related to consultations and other matters impacting future audit periods or other audit-related procedures (e.g., issuance of comfort letter for debt offering, and financial due diligence related to mergers and acquisitions).

(3)	Includes the aggregate fees for routine on-call tax advisory services.

64	Cars.com Inc.	2026 Proxy Statement

Proposal Two: Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm
Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee established a policy for pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm. As part of its pre-approval procedures, the Audit Committee considers whether the provision of any proposed service is consistent with the SEC’s rules on auditor independence. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year.

VOTE

The Board, upon recommendation of the Audit Committee, unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026.

Cars.com Inc.	2026 Proxy Statement	65

Proposal Two: Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

Audit Committee Report

The Audit Committee assists the Board in fulfilling its responsibility to oversee Cars.com’s financial reporting practices and the quality and integrity of Cars.com’s financial reports, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of Cars.com’s internal audit function. The Audit Committee appoints and is responsible for setting the compensation of Cars.com’s independent registered public accounting firm and provides oversight of Cars.com’s internal audit function, including the review of proposed audit plans and the coordination of such plans with Cars.com’s independent registered public accounting firm, Ernst & Young LLP (“EY”), which has served Cars.com since 2016.

The Audit Committee also oversees the adequacy and effectiveness of Cars.com’s accounting and financial controls and the guidelines and policies that govern Cars.com’s risk assessment and risk management. The Audit Committee is also responsible for reviewing compliance with ethics reporting guidelines and assuring appropriate disclosure of any waiver of or change in such guidelines for executive officers, and for reviewing such guidelines on a regular basis and proposing or adopting additions or amendments thereto as appropriate. In connection with Cars.com’s ethics reporting guidelines, the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by Cars.com regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of Cars.com of any accounting or auditing concerns. The Audit Committee operates under a formal written charter that has been adopted by the Board. This charter is available in the Governance section on Cars.com’s investor relations website.

Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm based on the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has adopted a policy for the pre-approval of services provided by Cars.com’s independent registered public accounting firm. Under this policy, particular services or categories of services have been pre-approved, subject to a specific budget. At least annually, the Audit Committee will review and approve the list of pre-approved services and the maximum threshold cost of performance of each. The Audit Committee is provided with a status update on all EY services periodically throughout the year and discusses such services with management and EY. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent registered public accounting firm.

66	Cars.com Inc.	2026 Proxy Statement

Proposal Two: Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

In connection with its review of Cars.com’s 2025 audited financial statements, the Audit Committee received from EY written disclosures and a letter regarding its independence in accordance with applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), including a detailed statement of any relationships between EY and Cars.com that might bear on its independence, and has discussed with EY its independence. The Audit Committee is responsible for considering whether the provision of non-audit services by EY is compatible with maintaining EY’s independence. EY stated that it believes it is in full compliance with all the independence standards established by the various regulatory bodies. The Audit Committee also discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including, but not limited to, the selection of and changes in Cars.com’s significant accounting policies, the basis for management’s accounting estimates, EY’s conclusions regarding the reasonableness of those estimates, disclosures included in the financial statements, as well as the Critical Audit Matters that were to be included in EY’s audit opinion.

The Audit Committee met with management, Cars.com’s internal auditors, and EY to review and discuss Cars.com’s audited financial statements for the fiscal year ended December 31, 2025. Based on such review and discussion and based on the Audit Committee’s reviews and discussions with EY regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cars.com’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Board of Directors has approved that recommendation.

The Audit Committee of the Board of Directors Donald A. McGovern, Jr., Chairman Jill Greenthal Thomas Hale Michael Kelly Jenell Ross Bala Subramanian Bryan Wiener

Cars.com Inc.	2026 Proxy Statement	67

Proposal Three:
Advisory Approval of Executive
Officer Compensation (Say on Pay)
Executive compensation is an important matter for our stockholders. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide you with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC commonly referred to as a “Say-on-Pay.” The Board has adopted a policy providing for an annual Say-on-Pay advisory vote, and our next vote is expected to occur at our 2027 Annual Meeting of Stockholders. We are required to hold a vote on the frequency of future Say-on-Pay votes every six years; the next such frequency vote is currently expected to occur in 2031.
The Compensation Committee has approved the compensation arrangements for our NEOs described in the Compensation Discussion and Analysis section and Named Executive Officer Compensation section. We urge you to read the Compensation Discussion and Analysis section and corresponding compensation tables for a more complete understanding of our executive compensation plans, including our compensation principles, our objectives, and the 2025 compensation of our NEOs. Our compensation programs are structured to align the interests of our executive officers with the interests of our stockholders and to attract, motivate, and retain key executives who drive Cars.com’s success. At our 2025 Annual Meeting, we held a stockholder vote to approve, on a non-binding, advisory basis the compensation of Cars.com’s NEOs, which received 97% of stockholder approval, based on the total votes cast.
EFFECT OF SAY ON PAY
The Say-on-Pay advisory vote is non-binding. The approval or disapproval of this item by stockholders will not require the Board or the Compensation Committee to take any action regarding Cars.com’s executive compensation practices. The Board believes that the Compensation Committee is in the best position to consider the information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Cars.com and its stockholders.
Although the resolution is non-binding, the Board values the opinions of Cars.com’s stockholders and will carefully consider the results of the advisory vote to approve executive compensation and stockholder opinions received from other communications when making future compensation decisions. In the past, we have made changes to our executive compensation programs in response to stockholder feedback.

VOTE

The Board of Directors, upon the recommendation of the Compensation Committee, recommends that stockholders vote “FOR” the approval, on a non-binding basis, of the following resolution:
“RESOLVED, that the stockholders of Cars.com Inc. approve, on a non-binding and advisory basis, the compensation of Cars.com’s Named Executive Officers, as disclosed in this Proxy Statement, including in the sections entitled “Compensation Discussion and Analysis” and “Named Executive Officer Compensation.”

68	Cars.com Inc.	2026 Proxy Statement

Questions and Answers About the Annual Meeting
General Information
1. What is the purpose of the Annual Meeting?
The Annual Meeting provides stockholders with the opportunity to vote on the business items described in the Notice. In addition, the Annual Meeting serves as a forum where our management reports on Cars.com’s performance and governance during the fiscal year 2025 and answers questions from stockholders.
2. What is included in the proxy materials?
The proxy materials include our Notice, this Proxy Statement and our 2025 Annual Report.
3. What is a proxy and what is a proxy statement?
A proxy is your legal designation of another person to vote the shares you own. The person you designate is also called a proxy or proxy holder. If you designate someone as your proxy in a written document, the document is a proxy or a proxy card. The SEC requires us to include certain information in a proxy statement when we request that you sign a proxy designating individuals to vote on your behalf.
4. Who are the designated proxies and how may I revoke a proxy?
We have designated two Cars.com officers as proxies for the Annual Meeting— Sonia Jain, our Chief Financial Officer and Angelique Strong Marks, our Chief Legal Officer and Corporate Secretary. Stockholders may revoke any proxy at any time prior to completion of voting at the Annual Meeting by delivering either a proper written notice of revocation of your proxy or a later-dated proxy to our Corporate Secretary.
5. How are proxies being solicited and who pays the related expenses?
The Board of Directors of Cars.com is soliciting your proxy for use at the Annual Meeting. Cars.com will pay the expenses associated with soliciting proxies, including the cost of preparing, printing and mailing, as applicable, this Proxy Statement and the Notice of Internet Availability of Proxy Materials. Our directors, officers and employees may solicit proxies personally or by e-mail, telephone, fax, or letter, without additional compensation. Cars.com will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our stockholders.
Voting
6. Who is entitled to vote at the Annual Meeting?
Only stockholders of record of Cars.com common stock at the close of business on the Record Date (April 6, 2026) are entitled to receive notice of and vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Stockholders who become owners of record after the Record Date cannot vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the record date, 57,019,566 shares of Cars.com’s common stock are outstanding and are entitled to vote at the Annual Meeting.

Cars.com Inc.	2026 Proxy Statement	69

Questions and Answers About the Annual Meeting
7. How are votes counted?
Cars.com common stock is the only class of voting shares we have outstanding. Each stockholder is entitled to one vote for each share of Cars.com common stock held on the Record Date for all matters.
8. What is the difference between a stockholder of record and a stockholder who holds shares in street name?
If your shares are registered in your name, you are a stockholder of record. When you properly vote according to the instructions provided in the proxy card, you instruct the named proxies to vote your shares in the manner you indicate on your proxy.
If your shares are held in the name of your broker, bank, or other institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in street name. Your broker, other institution, or its respective nominee is the stockholder of record for your shares. Only your broker, bank, other institution or nominee is authorized to vote or grant a proxy for your shares.
9. What constitutes a quorum for the Annual Meeting?
A quorum is required to transact business at the Annual Meeting. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of our common stock outstanding on the Record Date constitutes a quorum. Shares constituting broker non-votes count as present for the purpose of determining a quorum at the Annual Meeting. Like broker non-votes, abstentions count for the purpose of determining a quorum, but do not count as votes cast for or against a proposal. The effect of broker non-votes and abstentions on the voting outcome for each proposal set forth in this proxy statement appears in question 12 below.
10. How do I vote?
You may vote your shares by providing instructions to the proxy holders, who will then vote in according to your instructions. You may vote in advance of the Annual Meeting as follows:
YOUR VOTE IS IMPORTANT!
Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.

Vote by Internet	Go to www.proxyvote.com Follow instructions on the website. Vote by 11:59 p.m. ET on June 2, 2026
Vote by Telephone	Call 1-800-690-6903 Follow the recorded instructions. Vote by 11:59 p.m. ET on June 2, 2026
Vote by Mail
If you received a proxy card by mail, mark, sign, date and return the proxy card in the enclosed, postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

You may also vote your shares at the Annual Meeting by going to www.virtualshareholdermeeting.com/CARS2026 and casting a ballot as instructed during the Annual Meeting. If your shares are held in street name, refer to the voting instructions provided by your broker, bank, trustee, or other nominee to direct how to vote your shares.

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Questions and Answers About the Annual Meeting
11. What happens if I do not provide instructions on how to vote?
If you are a stockholder of record and return your proxy card without instructions, the persons named as proxy holders on the proxy card will vote in according to the recommendations of the Board.
Brokers and other nominees holding shares in street names for their customers are generally required to vote such shares as instructed by their customers. If you do not vote your shares at the Annual Meeting and do not provide voting instructions, your broker, bank, or nominee’s ability to vote your shares depends on the specific proposal.
•
Non-Discretionary Items. If you do not provide voting instructions for any of the non-discretionary items at the Annual Meeting, your broker, bank, or nominee cannot vote your shares, resulting in a “broker non-vote.” All items of business other than Item 2 (Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm) are non-discretionary items.

•
Discretionary Items. Even if you do not provide voting instructions, your broker, bank, or nominee may vote in its discretion on Item 2 (Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm) because it is a discretionary item.

12. What items are being voted upon, how does the Board recommend I vote, and what are the standards for determining whether any item has been approved?

Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Election of Directors (Page 19)	“FOR”	More votes “For” than “Against”	No Effect	No Effect
Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year 2026 (Page 64)	“FOR”	Majority of shares present and entitled to vote	Vote “Against”	Not Applicable
Advisory Approval of Executive Officer Compensation (Say on Pay) (Page 68)	“FOR”	Majority of shares present and entitled to vote	Vote “Against”	No Effect

13. What happens if other matters are brought before the Annual Meeting?
If any other matters properly come before the Annual Meeting requiring a stockholder vote, the proxy holders will vote in accordance with the Board’s recommendations or, if no recommendations are provided, at their own discretion. The persons named as proxy holders also have authority to vote to adjourn or postpone the 2026 Annual Meeting, including to solicit votes in accordance with our Board’s recommendations. As of the date of the Proxy Statement, the Board does not intend to present any additional matters for action at the Annual Meeting.

Cars.com Inc.	2026 Proxy Statement	71

Questions and Answers About the Annual Meeting
14. May I revoke my proxy card and change my vote?
Yes. If your shares are registered in your name, you may revoke your proxy and change your vote before the completion of voting at the Annual Meeting by:
•	submitting a valid, later-dated proxy card;
•	submitting a later-dated vote by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com;
•	providing written notice of such revocation to the Cars.com’s Corporate Secretary prior to or at the Annual Meeting (at 300 S. Riverside Plaza, Suite 1100, Chicago IL 60606); or
•	attending and voting at the Annual Meeting (although attendance at the meeting will not by itself revoke a proxy).
15. If I cannot attend the Annual Meeting, how do I vote or listen to it later?
You do not need to attend the Annual Meeting to vote if you submitted your vote via proxy in advance. We will make a replay of the Annual Meeting available on our website at https://investor.cars.com for 30 days after the Annual Meeting.
Meeting Details
16. How can I attend the Annual Meeting?
Stockholders of record as of the close of business on April 6, 2026 may participate in the Annual Meeting by following the instructions below:
1.	15 minutes before 9:30 a.m. Central Time on June 2, 2026 visit www.virtualshareholdermeeting.com/CARS2026.
2.	Under “Registration,” enter the first 13 digits of the control number received on the notice or proxy card.
3.	Enter your name, email address, and indicate whether you are an individual, or representing a company or institution.
4.	Use the “Vote” button to cast a vote.
Stockholders whose shares are held through a bank, broker or other nominee may participate in the Annual Meeting by following the instructions below:
1.	Contact your bank, broker, or other nominee.
2.
Use your control number provided by Broadridge to register for, attend and vote at the virtual Annual Meeting. Once you have this control number to participate in the Annual Meeting, please follow the steps set forth above for stockholders of record.

3.
If you own shares through a brokerage firm that does not use Broadridge, contact your brokerage firm and request a “legal proxy.” The brokerage firm will contact Broadridge, and Broadridge will then issue a 16-digit control number to that firm to forward to you.

72	Cars.com Inc.	2026 Proxy Statement

Questions and Answers About the Annual Meeting
17. How will the Annual Meeting be conducted?
Format
We are holding the Annual Meeting in a virtual-only meeting format. You cannot attend the Annual Meeting in person at a physical location.
Question and answer session
We will hold a question-and-answer session with management immediately following the conclusion of the business at the Annual Meeting. You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/CARS2026. The Chair of the meeting has authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. You can find a copy of the rules of conduct online at the Annual Meeting.
Technical support
If you experience any technical difficulties during the Annual Meeting, you can call a toll-free number available on the virtual stockholder meeting website for assistance.
Other questions
If you have additional questions about the Annual Meeting, contact Investor Relations by email at IR@carscommerce.inc or by telephone at 312-601-5929.
18. Where can I find the Annual Meeting voting results?
Our independent inspector of elections will tabulate the vote at the Annual Meeting. We will publish voting results in a Current Report on Form 8-K that we file with the SEC.
Access to Information and Communications
19. How can I access or receive the proxy materials and 2025 Annual Report?
This Proxy Statement and our 2025 Annual Report on Form 10-K are available at www.proxyvote.com. Any person whose proxy is solicited may also obtain copies of our 2025 Annual Report on Form 10-K, as filed with the SEC (excluding exhibits and documents incorporated by reference), free of charge by submitting a written request to our Corporate Secretary at Cars.com Inc., 300 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606. Stockholders may request copies of exhibits and basic documents filed with the 2025 Annual Report on Form 10-K or referenced therein, and we will provide them upon written request and payment of a nominal fee. You may also obtain the 2025 Annual Report on Form 10-K on the SEC’s website, www.sec.gov, or our Investor Relations website at https://investor.cars.com.
20. What is householding?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders with the same address and last name who do not participate in the electronic delivery of proxy materials will receive only one copy of our 2025 Annual Report on Form 10-K and this Proxy Statement, unless one or more of these stockholders notifies us that they would like to receive individual copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards. If you participate in householding and would like to receive a separate copy of the 2025 Annual Report or the Proxy Statement, or if you share

Cars.com Inc.	2026 Proxy Statement	73

Questions and Answers About the Annual Meeting
an address with another stockholder and would like to start participating in householding and receive a single copy of the 2025 Annual Report or the Proxy Statement, contact Investor Relations at IR@carscommerce.inc. We will deliver the requested documents to you promptly upon receipt of your request.
21. How do I submit a proposal or nominate a director candidate for the 2027 Annual Meeting?
General
SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements of Rule 14a-8 under the Exchange Act (“Rule 14a-8”). Stockholders must submit proposals to our Corporate Secretary no later than 5:00 p.m. Central Time on December 11, 2025, to be considered for inclusion in our proxy statement for our 2027 Annual Meeting of Stockholders. The stockholder proposal must also meet the SEC’s other requirements relating to stockholder proposals.
Advance Notice of Stockholder Business and Nominations
Separate from the Rule 14a-8 requirements for including stockholder’s proposal in our Proxy Statement, our Bylaws require advance notice for a stockholder to bring nominations of directors or any other business to be considered at any annual meeting of stockholders. Specifically, our Bylaws require that stockholders who wish to nominate candidates for election as directors or propose any other business to be considered at the 2027 Annual Meeting of Stockholders to notify us of their intent in a written notice. To be timely, notices must be received by the Cars.com’s Corporate Secretary no earlier than 5:00 p.m. Central Time on February 3, 2027 and no later than 5:00 p.m. Central Time on March 5, 2027. The notice must also include the information described in our Bylaws. You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. If a stockholder’s nomination or proposal does not comply with our Bylaws, we may disregard it.
Additionally, stockholders who intend to solicit proxies in support of director nominees other than Cars.com’s nominees in accordance with Rule 14a-19 under the Exchange Act must provide notice to Cars.com that sets forth the information required by Rule 14a-19 no later than April 4, 2027.
We intend to file a proxy statement, proxy card, and annual report to stockholders with the SEC in connection with our solicitation of proxies for our 2027 Annual Meeting of Stockholders. Stockholders can obtain our proxy statement (and any amendments and supplements) and other documents as we file them with the SEC, free of charge, from the SEC’s website at: www.sec.gov.
22. Can stockholders and other interested parties communicate directly with the Board?
Yes. We invite stockholders and other interested parties to communicate directly and confidentially with the Board as a group or any individual director by writing to the Board or individuals at c/o Cars.com Inc., Attention: Chairman of the Board, 300 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606. The Chairman of our Board will relay the communication to the full Board or individual director as appropriate.

74	Cars.com Inc.	2026 Proxy Statement

Questions and Answers About the Annual Meeting
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by Cars.com under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.
YOUR VOTE IS IMPORTANT!
Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.

Cars.com Inc.	2026 Proxy Statement	75

300 S. Riverside Plaza, Suite 1100, Chicago, IL 60606

©2026 Cars.com, LLC™. All rights reserved.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Code above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CARS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83878-P40568 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARS.COM INC.

The Board of Directors recommends you vote FOR each of the eight (8) Director Nominees listed in Proposal 1:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Scott Forbes
02) Jill Greenthal
03) Thomas Hale
04) Tobias Hartmann
05) Donald A. McGovern, Jr.
06) Jenell R. Ross
07) Bala Subramanian
08) Bryan Wiener

The Board of Directors recommends you vote FOR Proposals 2 and 3.

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business, if any, as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V83879-P40568

CARS.COM INC.
Annual Meeting of Stockholders
June 3, 2026 at 9:30 a.m. CT
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Sonia Jain and Angelique Strong Marks, and each of them individually, as proxies, each with full power of substitution, to vote all shares of Common Stock of Cars.com Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Cars.com Inc. held virtually at www.virtualshareholdermeeting.com/CARS2026 on Wednesday, June 3, 2026 at 9:30 a.m. CT, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side of this ballot and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting.

IF NO DIRECTION IS MADE, THE APPOINTED PROXIES WILL VOTE: (A) "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE, (B) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE AND (C) IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side